1.           PARTIES:  THIS LEASE, is entered into on this __7_ day of December, 1988, between SOBRATO DEVELOPMENT COMPANIES #871, a California Limited Partnership, and PARADIGM TECHNOLOGY, INC., a California Corporation, hereinafter called respectively Landlord and Tenant.

2.           PREMISES: Landlord hereby leases to Tenant, and Tenant hires from Landlord those certain Premises with the appurtenances, situated in the City of San Jose, County of Santa Clara, State of California, and more particularly described as follows, to-wit:

That certain real property commonly known and designated as 71 Vista Montana, APN #097- 52-027, consisting of 61,798 square feet as outlined in red on Exhibit “A: attached hereto.  Landlord also hereby grants to Tenant the exclusive right to use during the entire term of this Lease approximately 240 parking spaces (as reduced by tank farm pad), in the location more particularly shown on Exhibit “A”.

3.           USE:                      Tenant shall use the Premises only for the following purposes and shall not change the use of the Premises without the prior written consent of Landlord, which consent shall not unreasonably be withheld:  Office, research, development, testing, light manufacturing, semiconductor manufacturing, ancillary warehouse (shipping/ receiving), and related legal uses.

4.           TERM AND RENTAL:   The term shall be for one hundred twenty (120) months, commencing, subject to paragraph 7 below, on the fifteenth day of April, 1989, and ending subject to paragraph 39 relating to the Option to Extend, on the fourteenth day of April, 1999, at the total rent or sum of SIX MILLION NINE HUNDRED THIRTY TWO THOUSAND SIX HUNDRED NINETY THREE AND 40/100 DOLLARS ($6,932,693.40), payable without deduction or offset, in monthly installments of:

Months                      1 - 12                                $42,623.25 per month                                                                $511,479.00
Months                      13-24                                $45,713.15 per month                                                                $548,557.80
Months                      25-36                                $48,803.05 per month                                                                $585,636.60
Months                      37-48                                $51,892.95 per month                                                                $622,715.40
Months                      49-60                                $54,982.85 per month                                                                $659,794.20
Months                      61-72                                $64,887.90 per month                                                                $778,654.80
Months                      73-84                                $64,887.90 per month                                                                $778,654.80
Months                      85-96                                $67,977.80 per month                                                                $815,733.60
Months                      97-108                              $67,977.80 per month                                                                $815,733.60
Months 109-120                                                 $67,977.80 per month                                                                $815,733.60
                                                                                       $6,970,814.40

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commencing on substantial completion as defined in Paragraph 7) due on or before the first day of each calendar month during the term hereof.  Said rental shall be paid in lawful money of the United States of America, without offset or deduction, and shall be paid to Landlord at such place or places as may be designated from time to time by Landlord.  Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment.

Tenant shall also pay to Landlord the sum of FIFTY EIGHT THOUSAND NINETY AND 12/100 DOLLARS ($58,090.12) as prepaid rent to be applied against the initial rent due hereunder.  Promptly after substantial completion, Landlord shall submit to Tenant for signature by both parties a memorandum commemorating the commencement and termination dates of the Lease which reflect the date on which the Tenant Interior Improvements were Substantially Completed.

5.           SECURITY DEPOSIT:                                                      Concurrently with Tenant’s execution of this Lease, Tenant has deposited with Landlord the sum of SIXTY FIVE THOUSAND AND NO/100 DOLLARS ($65,000.00) as a security deposit.  If Tenant defaults with respect to any provisions of this lease, including but not limited to the provisions relating to payment of rent or other charges, Landlord may, to the extent reasonably necessary to remedy Tenant’s default, use all or any part of said deposit for the payment of rent or other charges in default or the payment of any other payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default.  If any portion of said deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount hereinabove stated and shall pay to Landlord such other sums as shall be necessary to reimburse Landlord for any sums paid by Landlord.  Said deposit shall be returned to Tenant within fifteen (15) days after the expiration of the term hereof less any amount deducted in accordance with this paragraph, together with Landlord’s written notice itemizing the amounts and purposes for such retention.  In the event of termination of Landlord’s interest in this lease, Landlord shall transfer said deposit to Landlord’s successor in interest, provided said successor in interest assumes Landlord’s obligations under this Lease.

Notwithstanding the above, Tenant shall additionally provide Landlord with an irrevocable letter of credit, in a form reasonably satisfactory to Landlord, to further secure the following reimbursement obligations of Tenant:

Prior to Tenant’s receipt of a legally binding (by opinion of Tenant’s counsel) financing commitment (“Financing Commitment”) for a minimum amount of SIX MILLION and NO/100 DOLLARS (6,000,000.00), Tenant shall provide to Landlord a letter of credit or multiple letters of credit, as the case may be (collectively "Letters of Credit"), in an aggregate amount, as of the first day of each month specified in Exhibit “F” attached hereto, which is no less than the cumulative amount of Tenant Improvement expenditures indicated on Exhibit “F” with respect to said month.  For example, by January 1, 1988, the Letter(s) of Credit must be in an aggregate amount of no less than One Million Three Hundred Sixteen Thousand Two Hundred Ninety Eight Dollars ($1,316,298.00), and as of February 1, 1989, must be in an aggregate amount of no less than Two Million Four Hundred Thirty Seven Thousand Two Hundred Eighty Eight Dollars ($2,437,288.00).  The Letter(s) of Credit for December,1988 shall be delivered to Landlord promptly after Lease execution.

 Upon any termination of this Lease as a consequence of a default by Tenant with respect to any one or more of its obligations under this Lease, Landlord shall be entitled to draw upon the Letter(s) of Credit to the extent necessary to reimburse itself for all monies spent by Landlord on Tenant Improvements through the date of such termination.  All such Letter(s) of Credit shall be irrevocable, and shall be conditioned solely upon Landlord’s certifying to the issuer(s) thereof that a default exists under this Lease.  Such Letter(s) of Credit shall be for a minimum term ending on May 1, 1989, and thereafter shall be periodically renewed by Tenant until such time as the Financing Commitment is obtained.  If at any point in time, less than sixty (60) days remains before expiration of the term of any such Letter(s) of Credit, and Tenant has not yet obtained theFinancing Commitment, then Landlord may draw all or any part of the Letter(s) of Credit to reimburse itself for all monies spent on Tenant Improvements through that point in time.  Landlord shall not expend any additional sums for construction of Tenant Improvements after Landlord is first entitled under this Paragraph 5 to draw down all or any part of said Letter(s) of Credit.  Landlord acknowledges that the form of letter of credit attached as Exhibit “G” is acceptable, and will accept any similar form of letter of credit in substantially the same form.

In the event Tenant receives the Financing commitment, the Letter of Credit shall be increased or decreased to an amount determined by taking the “Budget” (defined in paragraph 7) and subtracting the Tenant Interior Improvement Allowance.  Landlord shall be entitled use all or any part of said Letter of Credit in the event Tenant defaults in its reimbursement of Landlord for the costs in excess of the Tenant Interior Improvement Allowance pursuant to paragraph 7.  Said Letter of Credit shall be reduced as Tenant reimburses Landlord for such excess Tenant Interior Improvement Costs in accordance with paragraph 7.

6.           LATE CHARGES:                                           Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, administrative, processing, accounting charges, and late charges, which may be imposed on Landlord by the terms of any contract ,revolving credit, mortgage or trust deed covering the Premises.  Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within ten (10) days after such amount shall be due, and provided Tenant shall have received from Landlord notice that such sum has not been received by Landlord or its designee and Tenant fails to pay the same within three (3) days after receipt of such notice, Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount which shall be due and payable with the payment then delinquent.   The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.  Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.  In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary.

IT IS FURTHER MUTUALLY AGREED BETWEEN THE PARTIES AS FOLLOWS:

7.           CONSTRUCTION AND POSSESSION:                                                                                     The Tenant Interior Improvements shall be constructed by independent contractors to be employed by and under the supervision of Landlord, as general contractor, in accordance with the preliminary plans prepared by Jack Noll and Associates, attached as Exhibit “B” (“Preliminary Floor Plans”) and Guideline Specifications attached as Exhibit “C”.  Landlord shall construct the Tenant Interior Improvements in accordance with the Final Tenant Floor Plans to be a consistent evolution of Exhibit “B” to be attached as Exhibit “D”.  The Final Tenant Floor Plans shall provide for a minimum buildout of HVAC, lighting, sprinklers, T bar ceiling, and floor covering in all of the Building except those areas outlined in blue on Exhibit “B”.  Landlord shall prepare for Tenant’s approval a not to exceed budget (“Budget”) to be attached as Exhibit “E” based on the Final Tenant Floor Plans.  Tenant shall have the right to modify the Final Tenant Floor Plans to reduce the scope of work if it is dissatisfied with the Budget prior to the start of construction, however, in no event shall the Tenant Interior Improvements be less than THREE MILLION AND NO/100 DOLLARS ($3,000,000.00).  All such Tenant Interior Improvements outlined on Exhibit “C” and “D” shall belong to Landlord at the expiration or sooner termination of this Lease.  All costs for Tenant Interior Improvements shall be fully documented to and verified by Tenant.

Landlord shall be responsible for and shall pay the cost of the Tenant Interior Improvements up to the amount of ONE MILLION EIGHT HUNDRED FIFTY THREE THOUSAND NINE HUNDRED FORTY AND NO/100 DOLLARS ($1,853,940.00) (“Tenant Interior Improvement Allowance”).  Tenant shall pay, upon Substantial completion, an amount determined by subtracting the Tenant Interior Improvement Allowance from the actual Tenant Improvement cost.  In no event shall the actual Tenant Improvement costs exceed the Budget, unless the Budget is increased by change orders which modify the scope of work outlined on Exhibit “D”, and provided further, said change orders are initiated and approved in writing by Tenant.

Landlord shall use its best efforts to deliver possession of the Building to Tenant with all Tenant Interior Improvements therein Substantially Complete as defined below one hundred twenty (120) calendar days from receipt of a building permit for the construction of the Tenant Interior Improvements (“Best Efforts Completion Date”).  Landlord agrees to commence construction after approval of the Budget, (but in no event prior to 11/15/88), and diligently pursue completion of construction.  If on the date which is one hundred twenty (120) calendar days after the date Landlord receives said building permit for the construction of the Tenant Interior Improvements (“Rent Credit Date”) the Tenant Interior Improvements are not yet Substantially Complete, Tenant shall receive a credit against rent otherwise payable equal to two days of rent for every one day of delay subsequent to such date and before the Improvements are Substantially Complete.  Notwithstanding the foregoing, the Best Efforts Completion Date and the Rent Credit Date shall be extended one day for every day of delay in completion caused by labor strikes, material shortages, inclement weather, or other causes beyond the reasonable control of Landlord up to a maximum extension period of two (2) months, and shall be further extended one day for every day of delay caused by Tenant, either from interference with Landlord’s work, or as a consequence of change orders requested by Tenant. However, the Best Efforts Completion Date and the Rent Credit Date shall not be extended as a consequence of any delay caused by Landlord.  Except as provided above, if Landlord, for any reason whatsoever, cannot deliver possession of either Building to Tenant on or before the date by which Landlord is to use its best efforts to complete construction of Tenant Interior Improvements for the Building, as specified, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; but in that event the termination date of the Lease to expire on the date which is one hundred twenty (120) months from the date on which the Building is first Substantially Complete.

The term of the Lease shall not commence until the Building is Substantially Complete as defined herein.  “Substantially Complete” shall mean that:  (i)  all necessary governmental approvals, permits, consents, and certificates have been obtained by or for Landlord for the lawful construction by Landlord, and occupancy by Tenant, of said Building, excluding work attributable to any special fit-up requested or required by Tenant (i.e. Tenant’s equipment and  furniture),  (ii)  all of the Building interior fully meets all of the Tenant Floor Plans, excluding Tenant’s special fit-up,  (iii)  all of the Building exterior substantially meets the applicable Tenant Floor Plans, including paved parking areas, and  (iv)  said interior is in a “broom clean” finished condition, and the shell of the Building fully meets all plans and specifications therefor,  (v)  all utilities are hooked up to the Building and available for use by Tenant,  (vi)  there is no incomplete or defective construction which will materially interfere with Tenant’s proposed use of the Building, and  (vii)  Landlord has tendered possession of the Building to Tenant.

Tenant shall have the right to make change orders to the approved plans and specifications for the Tenant Interior Improvements provided that Landlord and Tenant agree in writing on any time delay or savings resulting therefrom, and any cost increases or reductions resulting therefrom.  Any delays resulting from such change orders exceeding ten (10) business days shall be deemed a Tenant delay for purposes of determining the Scheduled Completion Date.  Rent under this Lease shall commence on the date that the Building Shell and Tenant Interior Improvements for the
Building are Substantially Complete, provided that if there are delays caused by Tenant exceeding ten (10) business days, then rent shall for that Building shall commence on the date the Premises and the Tenant Interior Improvements would have been Substantially Complete but for such delays in excess of ten (10) days.

In connection with Tenant’s maintenance obligations under this Lease, Tenant shall have the benefit of all warranties obtained by Landlord relating to the items Tenant is required to maintain.  Landlord shall assign the same, and otherwise cooperate in insuring that Tenant receives the full benefit of any such warranties.

8.           ACCEPTANCE OF PREMISES AND COVENANTS TO SURRENDER:
Upon Landlord’s delivery of possession of the Premises to Tenant, Tenant and Landlord shall walk through the Building and inspect the same, including the Tenant Interior Improvements, noting on a written punchlist all defective or incomplete items.  Such walk-through inspection shall occur within thirty (30) days of Landlord’s initial delivery of possession to Tenant.  Landlord shall promptly after receipt of such punchlist correct or complete all such defective or incomplete items at Landlord’s sole expense.  Upon completion of all such punchlist items, Tenant shall be deemed to have accepted the Building in good and sanitary condition, order, and repair.  Such deemed acceptance shall not be deemed a waiver of Tenant’s right to enforce  Landlord’s covenants respecting construction of the Tenant Interior Improvements, including the covenants set forth in the first two sentences of paragraph 7 above, nor shall such acceptance be deemed a waiver of Tenant’s right to have any defects in materials, labor or design of the Premises or the Building repaired at Landlord’s sole expense. The Tenant agrees on the last day of the term hereof, or on the sooner termination of this Lease, to surrender the Premises unto Landlord in good condition and repair, reasonable wear and tear excepted, and further excepting damage and destruction caused by acts of God or other causes beyond the control of either party, or damage caused by Tenant but which is covered by insurance hereunder carried by Tenant or Landlord, and the existence of contamination by toxic or hazardous materials other than those stored, used or disposed of by Tenant in violation of law and which result in such contamination.

"Good condition" shall mean that the interior walls of all office and warehouse areas, the floors of all office and warehouse areas, all suspended ceilings and any carpeting will be cleaned. Tenant shall ascertain from Landlord within thirty (30) days before the end of the term of this Lease whether Landlord desires to have the Premises or any part or parts thereof restored to their condition as of the commencement of this Lease or to cause Tenant to surrender all alterations, additions, and improvements in place to Landlord, provided that, with respect to all alterations made by Tenant pursuant to paragraph 10 below to which Landlord consents in advance of Tenant making the same, Landlord shall at the time of such consent indicate to Tenant whether or not such  alteration must be removed by Tenant from the Premises at the expiration of the Lease term; and further provided, that if Landlord shall fail to so notify Tenant whether Landlord requires the same to be removed, such failure to deliver notice shall be deemed consent by Landlord for Tenant to leave such alteration on the Premises upon expiration of the Lease term.  If Landlord shall so desire, then Tenant shall remove such alterations, additions, and improvements as Landlord may require and shall repair and restore said Premises or such part or parts thereof before the termination of this Lease at Tenant's sole cost and expense.  Tenant on or before the end of the term or sooner termination of this Lease, shall remove all his or its personal property and trade fixtures from the Premises, and all property not so removed shall be deemed to be abandoned by Tenant.  If the Premises are not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay.

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9 ..            USES PROHIBITED:   Tenant shall not commit, or suffer to be committed, any waste upon the said Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the Buildings in which the Premises may be located or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful purpose or place any loads upon the floor, walls, or ceiling which endanger the structure, or use any machinery or apparatus which will in any manner vibrate or shake the Premises or the Building of which it is a part in such a fashion as to adversely affect the structural integrity of the Building, or place any harmful liquids, waste materials, or hazardous materials in the drainage system of or soils surrounding the Building. No materials, supplies, equipment, finished products or semi- finished products, raw materials or articles of any nature or any waste materials, refuse, scrap or debris shall be stored upon or permitted to remain on any portion of the Premises outside of the Building proper.

10.          ALTERATIONS AND ADDITIONS:     Tenant shall not make, or suffer to be made, any alteration or addition to the said Premises, or any part thereof, without the written consent of Landlord first had and obtained based upon Tenant's delivering to Landlord the proposed architectural and structural plans for all such alterations; any addition or alteration to the said Premises, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Landlord; provided that, Tenant shall retain title thereto during the term of this Lease to the extent necessary for Tenant to receive any depreciation and/or other tax benefits available from such alterations or additions. Notwithstanding the foregoing, Tenant shall be entitled without obtaining Landlord's consent to make any alteration or addition to the Premises which does not affect the structure of the Building, provided that each such alteration costs no more than $15,000, and all such alterations in any twelve (12) month period do not exceed an aggregate of $25,000.  Alterations and additions which are not to be deemed as trade fixtures shall include heating,  lighting, electrical systems, air conditioning, partitioning, carpeting, or any other installation which has become an integral part of the Premises after having obtained Landlord's consent.  Tenant agrees that it will not proceed to make such alterations or additions, until three (3) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements.  Tenant will at all times permit such notices to be posted and to remain posted until the completion of work.  With respect to all alterations and additions consented to by Landlord pursuant to the foregoing, Landlord shall indicate to Tenant in writing at the time of such consent whether or not Landlord will require at the termination of the term of this Lease that Tenant remove such alteration or addition.  Landlord's failure to give Tenant such notice shall be deemed consent by Landlord for Tenant to leave such alteration or addition on the Premises at the end of the Lease term.

11.  MAINTENANCE OF PREMISES:   Except as provided in herein, Tenant shall, at its sole cost, keep and maintain, repair and replace, said Premises and appurtenances and every part hereof, including but not limited to, exterior walls, roof, glazing, sidewalks, parking areas,  plumbing, electrical and HVAC systems, and all the Tenant Interior Improvements in good and sanitary order, condition, and repair.  Tenant shall provide Landlord with a copy of a service contract between Tenant and a licensed air-conditioning and heating contractor which contract shall provide for bi-monthly maintenance of all air conditioning and heating equipment at the Premises. Tenant shall pay the cost of all air-conditioning and heating equipment repairs or replacements which are either excluded from such service contract or any existing equipment warranties.  Tenant shall be responsible for the preventive maintenance of the membrane of the roof, which  responsibility shall be deemed properly discharged if (i) Tenant contracts with a licensed roof contractor who is reasonably satisfactory to both Tenant and Landlord, at Tenant's sole cost, to inspect the roof membrane at least every six months, with the first inspection due the sixth (6th) month after the Commencement Date, and (ii) Tenant performs, at Tenant's sole cost, all preventive maintenance recommendations made by such contractor within a reasonable time after such recommendations are made. Such preventive maintenance might include acts such as clearing storm gutters and drains, removing debris from the roof membrane, trimming trees overhanging the roof membrane, applying coating materials to seal roof penetrations, repairing blisters, and other routine measures. Tenant shall provide to Landlord a copy of such preventive maintenance contract and paid invoices for the recommended work. All vinyl wall surfaces and floor tile are to be maintained in an as good a condition as when Tenant took possession free of holes, gouges, or defacements. Tenant agrees to limit attachments to vinyl wall surfaces exclusively to V-joints.  The Tenant agrees to water, maintain and replace, when necessary, any shrubbery and landscaping.

Notwithstanding the foregoing, Landlord at its sole cost and expense, and without reimbursement of all or any such costs from Tenant, shall maintain in good condition, order, and repair, and replace as and when necessary, the foundation, exterior walls, structure and structural members, and roof structure of the Building.  Subject to the obligations of Tenant to provide periodic  inspections and perform routine maintenance of the membrane of the roof in accordance with the provisions set forth above, Landlord shall also maintain in good condition, order, and repair, and replace as and when necessary, the membrane of the roof.  Further notwithstanding the foregoing, Landlord shall at its sole expense repair as soon as reasonably possible after discovery of same and Landlord's notification thereof, all latent defects respecting the Premises and all violations of laws, regulations, conditions, covenants and restrictions, or other promulgations of lawful governmental authority in connection with any Landlord construction relating to the Building. Further notwithstanding the foregoing, in no event shall Tenant be responsible for the performance or costs of repair or maintenance; (i) necessitated by the acts or omissions of Landlord or its agents, employees or contractors; (ii) necessitated by the occurrence of any peril, whether or not covered by insurance; or (iii) for which Landlord has a right of reimbursement from insurance companies, or other third parties.

12.             HAZARD INSURANCE:    Tenant shall not use, or permit said Premises, or any part thereof, to be used, for any purpose other than that for which the said Premises are hereby leased; and no use shall be made or permitted to be made of the said Premises, nor acts done, which will cause an increase in premiums or a cancellation of any insurance policy covering the Premises, or any part thereof, nor shall Tenant sell or permit to be kept, used or sold, in or about said Premises, any article which may be prohibited by the standard form of fire insurance policies. Tenant shall, at its sole cost and expense, comply with any and all requirements, pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said Premises and appurtenances. The Landlord agrees to purchase and keep in force fire, and extended coverage insurance covering the Premises in in the amount of the full replacement value of the Building, as determined by Landlord's insurance company's appraisers. The Tenant agrees to pay to the Landlord as additional rent, on demand, the full cost of said insurance as evidenced by insurance billings to the Landlord Payment shall be due to Landlord within ten (10) days after written invoice to Tenant.

In addition, Tenant agrees to insure its personal property, additions, alterations, and improvements for their full replacement value (without depreciation) and to obtain worker's compensation and public liability and property damage insurance for occurrences within the Premises of $5,000,000.00 combined single limit for bodily injury and property damage. Tenant shall name Landlord as an additional insured, shall deliver a copy of the policies and renewal certificates to Landlord.  All such policies shall provide for thirty (30) days' prior written notice to Landlord of any cancellation or termination. Notwithstanding the above, Landlord retains the right to have Tenant provide other forms of insurance which may be reasonably required to cover future risks.

Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to the Landlord or the Tenant as the case may be, or to the Premises or its contents, and which may arise from any risk covered by their respective insurance policies, as set forth above, to the extent of the amount of insurance proceeds actually received by the insured party.  The parties shall obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against the Landlord or the Tenant, as the case may be.

Tenant shall not be liable for any deductibles relating to earthquake insurance.  With respect to all other insurance deductibles, Tenant shall not have any liability to the extent the deductibles exceed $10,000 per occurrence of damage.  Tenant shall have no liability for premiums relating to earthquake insurance to the extent the amount of the premium therefor exceeds 3.5cents per square foot per month.  Tenant shall not be required to pay insurance premiums more than thirty (30) days in advance of the date on which such insurance premiums are due.  The amounts referenced in the paragraph shall be increased annually by the change in the CPI.

13.           TAXES:   Tenant shall be liable for all taxes levied against personal property and trade or business fixtures, and agrees to pay, as additional rental, all real estate taxes and special assessment installments levied on the Premises, upon the occupancy of the Premises and including any substitute or additional charges which may be imposed during the Lease term including real estate tax increases due to a sale or other transfer of the Premises, as they appear on the City and County tax bills during the Lease term, and as they become due. It is understood and agreed that Tenant's obligation under this paragraph will be prorated to reflect the commencement and termination dates of this Lease. If Tenant's Allocable Share of Taxes (based on square footage) is not consistent with the method used by the County Tax Assessor, Landlord shall allocate based on the County's formula.  In any time during the term of this Lease a tax, excise on rents, business license tax, or any other tax, however described, is levied or assessed against Landlord, as a substitute or addition in whole or in part for taxes assessed or imposed on land or Buildings,  Tenant shall pay and discharge his prorata share of such tax or excise on rents or other tax before it becomes delinquent, except that this provision is not intended to cover net income taxes, inheritance, gift or estate tax imposed upon the Landlord.  In the event that a tax is placed, levied,  or assessed against Landlord and the taxing authority takes the position that the Tenant cannot pay and discharge his prorata share of such tax on behalf of the Landlord, then at the sole election of   the Landlord, the Landlord may increase the rental charged hereunder by the exact amount of such tax.  Tenant shall not be required to pay insurance premiums or taxes more than thirty (30) days in advance of the date on which such taxes would otherwise become delinquent, or sooner than  thirty (30) days after receipt from Landlord of the tax bill for the Premises. Tenant at its cost shall have the right, at any time, to seek a reduction in the assessed valuation of the Premises or to contest any real property taxes that are to be paid by Tenant. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord or any owner of the Premises.  In that case, Landlord shall join in the proceeding or contest or permit it to be brought in Landlord's name as long as Landlord is not required to bear any cost.

14. UTILITIES:   Tenant shall pay directly to the providing utility all water, gas, heat, light, power, telephone and other utilities supplied to the Premises.  Landlord shall not be liable for a loss of or injury to property, however occurring, through or in connection with or incidental to furnishing or failure to furnish any of utilities to the Premises and Tenant shall not be entitled to abatement or reduction of any portion of the rent so long as any failure to provide and furnish the utilities to the Premises due to any cause beyond the Landlord's reasonable control.

15. ABANDONMENT:   Tenant shall not vacate or abandon the Premises at any time during the term; and if Tenant shall abandon, vacate or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord, Notwithstanding the foregoing, Tenant shall be entitled to suspend its operations on the Premises indefinitely and/or vacate the Premises provided that Tenant continues to timely pay rent and perform all other obligations of Tenant under this Lease, and in the event of physical vacation of the Premises, also provides a security guard or other reasonable security protection for the Premises.

16. FREE FROM LIENS:    Tenant shall keep the Premises and the Building in which the Premises are situated, free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant Landlord agrees to execute upon written request by Tenant any equipment lien waivers required by lenders or lessors respecting such equipment provided that such lenders or lessors agree to repair any damage caused by their removal of such machinery orequipment and further agree to such additional reasonable requirements as Landlord may impose at the time such equipment lien waivers are requested.

17. COMPLIANCE WITH GOVERNMENTAL REGULATIONS:Subject to paragraph 18 below, Tenant shall, at its sole cost and expense, comply with all of the  requirements of all Municipal, State and Federal authorities now in force, or which may hereafter  be in force, pertaining to Tenant's particular use of the Premises, and shall faithfully observe in   the use of the Premises all Municipal ordinances and State and Federal statutes now in force or which may hereafter be in force. The judgement of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use of the Premises, shall be conclusive of that fact as between Landlord and Tenant. In the event any improvement, addition, or alteration to the Building is required in the future as a consequence of requirements of lawful governmental authority enacted subsequent to the execution of this Lease, the cost of such improvements shall be allocated between Landlord and Tenant such that Landlord initially bears the entire cost thereof, and Tenant bears from and after the date of completion of such  improvement the amortized portion of the cost thereof each year based upon the actual useful life of such improvement. Notwithstanding the foregoing, all violations of building codes and other promulgations of lawful governmental authority which relate to construction of the Tenant Interior Improvements or the Building shall be corrected by Landlord at its sole cost and expense.

18. TOXIC WASTE AND ENVIRONMENTAL DAMAGE:   Without the prior written consent of Landlord, Tenant shall not bring, allow, use or permit upon the Premises, or generate   or create at or emit or dispose from the Premises any chemicals, toxic or hazardous gaseous, liquid   or solid materials or waste, including without limitation, material or substance having characteristics of ignitability, corrosivity, reactivity, or extraction procedure toxicity or substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or which are identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code as the same may be amended from time to time. Tenant shall comply, at its sole cost, with all laws pertaining to, and shall indemnify and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from such bringing, allowing, using, permitting, generating, creating, or emitting or disposing of any such materials. Tenant's indemnification and hold harmless obligations include, without limitation, (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs or expenses pertaining to the cleanup or containment of wastes, the identification of the pollutants in the waste, the identification of scope of any environmental contamination, the removal of pollutants from soils, riverbeds or aquifers, the provision of an alternative public drinking water source, or the long term monitoring of ground water and surface waters, and (iii) all costs of defending such claims. In order to obtain consent, Tenant shall deliver to Landlord its written proposal describing the toxic material to be brought onto the Premises, measures to be taken for storage and disposal thereof, safety measures to be employed to prevent pollution of the air, ground, surface and ground water.  Tenant further agrees to properly close the facility with regard to hazardous materials and obtain a Closure Certificate from the local administering agency.

19.   INDEMNITY:   As a material part of the consideration to be rendered to Landlord, and except to the extent caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors, Tenant hereby waives all claims against Landlord for damages to   goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises, from any cause arising at any time, and Tenant will hold Landlord exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use of the Premises by Tenant, or from the failure of Tenant to keep the Premises in good condition and repair, as herein provided. Further, in the event Landlord is made party to any litigation due to the acts or omission of Tenant, Tenant will indemnify and hold Landlord harmless from any such claim or liability including Landlord's costs and expenses and reasonable attorney's fees incurred in defending such claims.

20. ADVERTISEMENTS AND SIGNS:    Tenant will not place or permit to be placed, in, upon or about the said Premises any signs not approved by the city or other governing authority.  The Tenant will not place, or permit to be placed, upon the Premises, any signs, advertisements or notices without the written consent of the Landlord which will not be unreasonably withheld.  Any sign so placed on the Premises shall be so placed upon the understanding and agreement that Tenant will remove same at the termination of the tenancy herein created and repair any damage or injury to the Premises caused thereby, and if not so removed by Tenant then Landlord may have same so removed at Tenant's expense.

21. ATTORNEY'S FEES:    In case suit should be brought for the possession of the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorney's fee as part of its costs which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgement.

22. TENANT'S DEFAULT:   The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant a) Any failure by Tenant to pay the rental or to make any other payment required to be made by Tenant hereunder, where such failure continues for ten (10) days after written notice thereof by Landlord to Tenant; b) Subject to paragraph 22, the abandonment or vacation of the Premises by Tenant; c) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; d) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed after the filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days. The notice requirements set forth herein are in lieu of and not in addition to the notices required by California Code of Civil Procedure Section 1161.

x

    22. (a) Remedies: In the event of any such default by Tenant, then in addition to any  other remedies available to Landlord at law or in equity, Landlordshall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate.  In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant: a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus b) the worth at the time of award of the amount by which the unpaid rent would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, and e) at Landlord's election, such other amounts in addition to or in lieu of the foregoi ng as may be permitted from time to time by applicable California law. The term "rent", as used herein, shall be deemed to be and to mean the minimum monthly installments of rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease, all other such sums being deemed to be additional rental due hereunder.  As used in (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the rate of the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum. As used in (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

22. (b) Right to Re-enter: In the event of any such default by Tenant, Landlord shall also have the right, upon terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

22.(c)   Abandonment:    In the event of the vacation or abandonment of the Premises by Tenant, to the extent not permitted pursuant to the provisions of paragraph 15 above, or in the event that Landlord shall elect to re-enter as provided in paragraph 22.(b) above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in paragraph 22.(a) above, then the provisions of California Civil Code Section 1951.4, as amended from time to time, shall apply and Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall, pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly.  Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

22. (d) No Termination: No re-entry or taking possession of the Premises by Landlord pursuant to 22. (b) or 22. (c) of this Article 22 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.  Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

23. SURRENDER OF LEASE:  The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof, shall not automatically effect a merger of the Lease with Landlord’s ownership of the Building and Premises.  Instead, at the option of Landlord, Tenant’s surrender may terminate all or any existing sublease or subtenancies, or may operate as an assignment to Landlord of any or all such subleases or subtenancies, thereby creating a direct Landlord-Tenant relationship between Landlord and any subtenants.

24. HABITUAL DEFAULT: Notwithstanding anything to the contrary contained in paragraph 22, 22 (a) (b) (c) and (d), the parties hereto agree that if the Tenant shall have defaulted in the payment of rent for three or more times during any twelve month period during the term hereof, then such conduct shall, at the election of the Landlord, represent a separate event of default which cannot be cured by the Tenant. Tenant acknowledges that the purpose of this provision is to prevent repetitive defaults by the Tenant under the Lease, which work a hardship upon the Landlord, and deprive the Landlord of the timely performance by the Tenant hereunder.

25. LANDLORD'S DEFAULT: In the event of Landlord's failure to perform any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord the reasonable opportunity to cure such failure prior to any claim for breach or for damages resulting from such failure.

26. NOTICES: All notices given to Tenant may be given in writing personally or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, and addressed to Tenant at the said Premises, whether or not Tenant has departed from, abandoned or vacated the Premises. All notices shall be deemed received three (3) days after posting. Either party shall have the right to change its address by written notice to such effect to the other party.

27.  ENTRY BY LANDLORD:  Tenant shall permit Landlord and his agents to enter into and upon said Premises at all reasonable times, upon at least twenty-four hours prior notice by Landlord to Tenant, subject to any security regulations of Tenant for the purpose of inspecting the same or for the purpose of maintaining the Premises or the Building in which said Premises are situated, or for the purpose of making repairs, alterations or additions to any other portion of said Building or for the purpose of erecting additional building (s) and improvements in the Building, on the land where the Building is situated, in the Project, or on adjacent land owned by Landlord, including the erection and maintenance of such scaffolding, canopies, fences, and props as may be required without any rebate of rent or without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned; and Tenant shall permit Landlord and his agents, at any time within ninety (90) days prior to the expiration of this Lease, to place upon said Premises any “For Sale” or “to lease” signs and exhibit the Premises to prospective tenants at reasonable hours.  During any entry by Landlord upon the Premises permitted by this paragraph 27, Landlord shall minimize its interference with Tenant’s activities on the Premises.  To the extent Tenant is required to discontinue its operations on the Premises as a consequence of Landlord's activities in connection with its entry onto the Premises, Tenant shall be entitled to abatement of rent in proportion to the degree to which the Tenant is required to discontinue such operations.

28. DESTRUCTION OF PREMISES:    In the event of a partial destruction of the Premises by an insured casualty or any casualty for which insurance is required hereunder during the said term from any cause, Landlord shall forthwith repair the same, provided such repairs can be made within one hundred eighty (180) days under the laws and regulations of State, Federal, County or Municipal authorities, but such partial destruction shall in no way annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of rent from and after the date of damage until such repairs are completed, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the said Premises in the reasonable judgement of Landlord. If such repairs cannot be made in one hundred eighty (180) days, Landlord may, at its option, make same within a reasonable time, this Lease continuing in full force and effect and the rent to be proportionately reduced as aforesaid in this paragraph provided. In the event that Landlord does not elect to make such repairs, or such repairs cannot be made under such laws and regulations, this Lease may be terminated at the option of Tenant For purposes of this paragraph "partial destruction" shall mean destruction to the extent of one-third (1/3) of the Replacement Cost of the Premises or less. In the event the Premises are more than partially destroyed, Landlord or Tenant may elect to terminate this Lease, or Landlord may proceed with repairs, in which event this Lease shall continue in full force and the rent shall be proportionately reduced as aforesaid. In respect to any partial destruction which Landlord is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Tenant. An uninsured casualty shall be deemed to exist only to the extent insurance was not required to be carried by either party hereunder for such casualty or if Tenant elects not to fund the difference between the amount of insurance proceeds actually paid to cover such damage and the cost to repair such damage. In the event of a total or partial destruction of the Premises by an uninsured casualty, then Landlord shall forthwith repair the same, provided such repairs will cost no more than $180,000 and can be made within 180 days under the laws and regulations of applicable governmental authorities; rent while such repairs are being made, shall be abated based upon the extent to which the repairs interfere with the business conducted by Tenant in the Premises. In the event of total or partial destruction of the Premises by an uninsured casualty which will cost more than. $180,000 to repair, or which can not be made within said 180 day period, Landlord shall be entitled to terminate, this Lease by notice to Tenant within ten (10) days after the occurrence of said damage. If Landlord elects to terminate because the repairs will cost more than $180,000, then Tenant may commit to fund the balance of the repair costs, in which event Landlord shall promptly make such repairs and this Lease shall continue in full force and. effect. If Landlord does not elect to terminate the Lease, Landlord shall promptly make all repairs at its sole cost and this Lease shall continue in full force and effect. In the event of any dispute between Landlord and Tenant relative to the provisions of this paragraph, they shall each select an arbitrator, the two arbitrators so selected shall select a third arbitrator and the three arbitrators so selected shall hear and determine the controversy and their decision thereon shall be final and binding upon both Landlord and Tenant, who shall bear the cost of such arbitration equally between them. In all events Landlord shall not be required to restore additions; alterations or improvements made by Tenant or replace Tenant's fixtures or personal property.  In the event any repairs, whether with respect to an insured or uninsured casualty, require more than one hundred eighty (180) days to complete in Landlord's reasonable estimation, Tenant shall be entitled to terminate this Lease by notice to Landlord of such termination within ten (10) days afterLandlord advises Tenant of the time period required to complete such repairs.

29 . ASSIGNMENT OR SUBLEASE: In the event Tenant desires to assign this Lease or any interest therein including, without limitation, a pledge, mortgage or other hypothecation, or sublet the Premises or any part thereof, Tenant shall deliver to Landlord executed counterparts of any such agreement and of all ancillary agreements with the proposed assignee or subtenant, financial statements, and any additional information as reasonably required to determine whether it will consent to the proposed assignment or sublease. The notice shall give the name and current address of the proposed assignee/subtenant, proposed use of the Premises, rental rate and current financial statement; and upon request to Tenant, Landlord shall be given additional information as reasonably required to determine whether it will consent to the proposed assignment or sublease. Landlord shall then have a period of seven (7) business days following receipt of such notice within which to notify Tenant in writing that Landlord elects (i) to terminate this Lease as to the space so affected as of the date so specified by Tenant in which event Tenant will be relieved of all further obligations hereunder as to such space; provided that Landlord shall only be entitled to terminate this Lease in the event the proposed assignment or sublease relates to more than fifty percent (50%) of the Building for a cumulative period of time in excess of three (3) years to the same subtenant, (ii) to permit Tenant to assign or sublet such space to the named assignee/subtenant on the terms and conditions set forth in the notice, or (iii) refuse consent. If Landlord should fail to notify Tenant in writing of such election within said seven (7) business-day period, Landlord shall be deemed to have elected option (ii) above. Any rent or other economic consideration realized by Tenant under any such sublease and assignment in excess of the Base Rental and Additional Rental payable hereunder (including an allocation of the purchase price in the event of a sale of the Tenant's business), after the net unamortized cost of the Tenant Extra Improvements for which Tenant has itself paid, and reasonable subletting and assignment costs, shall be divided and paid fifty percent (50%) to Landlord and fifty percent (50%) to Tenant. Tenant's obligation to pay over Landlord's portion of the consideration shall constitute an obligation for additional rent hereunder. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease.  Any assignment or subletting which conflicts with the provisions hereof shall be void.

If Landlord exercises its option to terminate this Lease in part in the event Tenant desires to sublet or assign part of the Premises, then (a) this Lease shall end and expire, with respect to such part of the Premises, on the date upon which the proposed sublease was to commence, and (b) from and after such date, the rent and Tenant's allocable share of all other costs and charges shall be adjusted, based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Premises.

If Landlord does not exercise its option to terminate this Lease, Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

(a) In Landlord's reasonable judgement, the proposed assignee or subtenant is engaged in such a business, and the Premises, or the relevant part thereof, will be used in such a manner, that: (ii) is limited to the use expressly permitted under this Lease; and (ii) will not violate any negative covenant as to use contained in any other lease of space in the Building;
(b) The proposed assignee or subtenant is a company with sufficient financial worth and management ability to undertake the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

(c) Neither (i) the proposed assignee or subtenant nor (ii) any person that, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant or any person who controls the proposed assignee or subtenant, is then an occupant of any part of the Building or Project of which the Premises are part;

(d) The proposed sublease shall be in form reasonably satisfactory to Landlord;

(e) There shall not be more than one (1) subtenant of the Premises at any one time;

(f) Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with said assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent; and

(g) Tenant shall not have: (i) advertised or publicized in any way the availability of the Premises without prior notice to, and approval by, Landlord, which approval Landlord shall not unreasonably withhold or delay in giving.

Any sublease or assignment executed with the consent of Landlord shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease.  Notwithstanding any such sublease or assignment and the acceptance of rent or additional rent by Landlord from any subtenant or assignee, Tenant shall and will remain fully liable for the payment of the rent and additional rent due, and to become due hereunder, for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, assignee or any other person claiming under or through any subtenant that shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant shall further indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorney fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any real estate brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease. In the event of Tenant's default, Tenant hereby assigns all rents due from any assignment or subletting to Landlord as security for performance of its obligations under this Lease and Landlord may collect such rents as Tenant's Attorney-in-Fact, except that Tenant may collect such rents unless a default occurs, as described in paragraph 22 above.

Any assignment or transfer shall be made only if and shall not be effective until the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed.

If Tenant is a corporation or partnership, all the above provisions shall apply to a transfer (by one or more transfers) of a majority of the stock of the corporation or the majority of ownership or control of the partnership, as if such transfer were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation or partnership which is a wholly owned subsidiary of Tenant; and provided further that said provisions shall not apply to transactions with corporate parents, or any issuance of stock by Tenant in a series of financings, or to any transfer of shares by Tenant in connection with a merger, consolidation, or other reorganization of Tenant after which Tenant is the survivor.  Notwithstanding the foregoing, all such transactions shall require the consent of Landlord unless the Tenant, after such transaction, has a net worth in excess of the net worth of Tenants as of the date Tenant executes this Lease.

The termination of this Lease due to Tenant’s default shall not automatically terminate any assignment or sublease then in existence.  At the election of Landlord, the assignee or subtenant shall attorn to Landlord and Landlord shall undertake the obligations of the Tenant under the sublease or assignment; provided the Landlord shall not be liable for prepaid rent, security deposits, or other defaults of the Tenant to the subtenant or assignee.

30.  CONDEMNATION:   If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the rent payable hereunder shall be adjusted so that the Tenant shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking.  If all of the Premises or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate.  If a part or all of the Premises be taken, all compensation awarded upon such taking shall go to the Landlord and the Tenant shall have no claim thereto but Landlord shall cooperate with Tenant to recover compensation for damage to or taking of any alterations, additions or improvements made by Tenant, and Tenant’s moving costs.  Tenant hereby waives the provisions of California Code of Civil Procedures Section 1265.130.

31.  EFFECTS OF CONVEYANCE:   The term “Landlord” as used in this Lease, means only the owner for the time being of the land and Building, containing the Premises, so that, in the event of any sale of said land or Building, or in the event of a master Lease of the Building, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of the Landlord hereunder, to the extent such obligations accrue subsequent to the date of said sale or master Lease, and only to the extent the purchaser or master Lessee agrees in writing to assume the obligations of Landlord under the Lease arising after said sale or master Lease, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, or the master tenant of the Building, that the purchaser or master tenant of the Building has assumed and agreed to carry out any and all covenants and obligations of the Landlord hereunder.  Landlord shall transfer and deliver Tenant’s security deposit, to the purchaser at any such sale or the master tenant of the Building, and thereupon the Landlord shall be discharged from any further liability in reference thereto.

32. SUBORDINATION: In the event Landlord notifies Tenant in writing, this Lease shallbe subordinate to any ground Lease, deed of trust, or other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to renewals, modifications, replacements and extensions thereof.  Tenant agrees to promptly execute any documents which may be required to effectuate such subordination, provided that Tenant receives from the lender or other lien holder requesting such subordination an agreement in writing that provides that in the event the lien holder acquires title to the real property of which the Premises are a part, such party shall not terminate this Lease so long as Tenant is not in default hereunder, and such party shall recognize all of the rights of the Tenant under the Lease. Notwithstanding such subordination, Tenant’s rights to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease.

33. WAIVER: The waiver by Landlord or Tenant of any breach of any term, covenant or condition, herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease ,other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

34. HOLDING OVER:  Any holding over after the termination or expiration of the said term, shall be construed to be a hold over tenancy and Tenant shall pay rent to Landlord at a rate equal to one and one -fourth (1.25) times the monthly rental installment due in the month preceding the termination or expiration of the Lease and shall otherwise be on the terms and conditions herein specified, except those provisions relating to the term and any options to extend or renew, which terms are expressly waived during any hold over. Furthermore, no holding over shall be deemed or construed to exercise any option to extend or renew this Lease in lieu of full and timely exercise of any such option as required hereunder.

35. SUCCESSORS AND ASSIGNS: The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto: and all of the parties hereto shall be jointly and severally liable hereunder.

36. ESTOPEL CERTIFICATES: Tenant shall at any time during the term of this Lease, upon not less than five (5) days prior written notice from Landlord, execute and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect
(or, if modified, stating the nature of such modification) and the date to which the rent and other charges are paid in advance, if any, and acknowledging that there are not to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant’s failure to deliver such statement within such time shall be conclusive upon the Tenant that (a) this Lease is in full force and effect without modification except as may be represented by Landlord (b) there are not uncured defaults in Landlord’s performance.

37. OPTION TO EXTEND:  Tenant shall have the option and right to extend the term of this Lease for two (2) separate additional and successive option periods of five (5) years each, ( each such period being referred to as the  “ Renewal Term “ ) commencing with rent at “ Fair Market  Value “as defined in paragraph 38 below, only under the following conditions precedent: (i) That no event of default has occurred at the time of Tenant’s exercise of the option to extend the term or at the time of commencement of the extended term: and (ii) Tenant has delivered written notice by certified mail to Landlord not less than one hundred and twenty (120) days prior and not more than one hundred and eighty (180) days prior to the expiration of the then existing term of the Lease of  Tenant’s intention to extend the term of the Lease.

38. FAIR MARKET VALUE: For purposes of this Lease the term "Fair Market Value" shall mean the going market rental as of the date of commencement of each Renewal Term, for equivalent space in San Jose of similar age and construction, with improvements and equipment in similar condition (but excluding improvements and equipment installed by Tenant at Tenant's sole expense which Tenant has a right to remove) and for a lessee proposing to sign a five (5) year lease and having financial qualifications similar to Tenant, it being understood that in determining "Fair Market Value" the parties shall negotiate in good faith in order to reach agreement within thirty (30) days after the exercise of the Option to Extend by Tenant; and in the event the parties are unable to reach agreement, the matter shall be referred to arbitration by three (3) M.A.I. appraisers, experienced in the evaluation of similar rental properties in the County of Santa Clara, State of California. Landlord and Tenant shall each appoint one such arbitrator within thirty (30) days of a written request for arbitration from the other, and the two arbitrators so selected shall select a third arbitrator within fifteen (15) days after the selection of the second arbitrator.  The determination of the three arbitrators shall be made by the vote of two (2) or more of the three arbitrators within thirty (30) days from the date of the appointment of the third arbitrator and shall be final for all purposes.  The cost of arbitration shall be shared equally.  In no event shall such "Fair Market Value" be less than the rental paid during the year immediately preceding the commencement of the current extension.  In the event the determination of Fair Market Value pursuant to the foregoing provisions results in a Fair Market Value which is in excess of an amount Tenant believes is appropriate, Tenant shall be entitled to rescind its exercise of the Option to Extend within ten (10) days after the date the Fair Market Value is actually determined and Tenant is notified thereof, in which event the term of this Lease shall expire as though the option to extend were never exercised.

39. RENTAL ADJUSTMENTS DURING RENEWAL PERIODS: As noted above the initial rental rate for the first year of each Renewal Term shall be the "Fair Market Value" calculated in accordance with paragraph 38.  The rent during each Renewal Term shall be subject to annual adjustments beginning the second year of each Renewal Term based on the Consumer Price Index Adjustment ("Adjustment").  The basis for computing the Adjustment shall be the U.S. Department of Labor, Bureau of Labor Statistic's Consumer Price Index for All Urban Consumers, All Items, 1982-84=100, for the San Francisco-Oakland-San Jose area, ("Index").  The Index most recently published preceding the commencement of each Renewal Term shall be considered the "Beginning Index".  If the Index most recently published preceding the Adjustment Date ("Comparison Index") is greater than the Beginning Index, the monthly rent shall be increased by multiplying the monthly rent by a fraction, the numerator of which is the Comparison Index and the denominator of which is the Beginning Index.  Notwithstanding any subsequent decrease in the Index, the new monthly rent shall never be less than the rent for the month immediately preceding the Adjustment Date.  On adjustment of the monthly rent Landlord shall notify Tenant by letter stating the new monthly rent.  If the Index base year is changed so that it differs from 1982-84=100, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics.  If the Index is discontinued or revised during the Renewal Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the index had not been discontinued or revised.

40. OPTIONS:   In the event that Tenant hereunder has any multiple options to extend this Lease, a later option to extend the Lease cannot be exercised unless the prior option has been so exercised.

41.  QUIET ENJOYMENT:   Upon Tenant's faithful and timely performance of all the terms and covenants of the Lease, Tenant shall quietly have and hold the Premises for the term and any extensions thereof.

42.  BROKERS:   Tenant represents it has not utilized or contacted a real estate broker or finder with respect to this Lease other than Wayne Mascia and Tenant agrees to indemnify and hold Landlord harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Tenant other than Wayne Mascia. Landlord shall at its sole cost and expense pay any brokerage commission claimed by Wayne Mascia in connection with this transaction.  Landlord represents that it has not utilized or contacted a real estate broker or finder with respect to this Lease other than Wayne Mascia, and agrees to indemnify and hold Tenant harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Landlord.

43.  LANDLORD'S LIABILITY:   If Tenant should recover a money judgment against Landlord arising in connection with this Lease, the judgment shall be satisfied only out of Landlord's interest in the Premises including the improvements and real property and neither Landlord or any of its partners shall be liable personally for any deficiency.

44. AUTHORITY OF PARTIES:

       44. (a)   Corporate Authority:    If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the bylaws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

       44.(b)  Limited Partnerships:    If the Landlord herein is a limited partnership, it is understood and agreed that any claims by Tenant on Landlord shall be limited to the assets of the limited partnership.  And furthermore, Tenant expressly waives any and all rights to proceed against the individual partners or the officers, directors or shareholders of any corporate partner, except to the extent of their interest in said limited partnership.  Each individual executing this Lease on behalf of Landlord represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of Landlord, and that this Lease is binding upon.  Landlord in accordance with its terms.

45. MISCELLANEOUS PROVISIONS: All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law and are in addition to all other rights and remedies in law and in equity.

If any term or provision of this Lease is held unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

This Lease shall be governed by and construed in accordance with California law.

Tenant shall not permit or condone any nuisance on the Premises.

All sums due hereunder, including rent and additional rent, if not paid within three (3) days after receipt by Tenant of notice from Landlord that Tenant has failed to pay such sum when due, shall bear interest at the maximum rate permitted under California law accruing from the date due until the date paid to Landlord.

Time is of the essence hereunder.

The headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof nor shall any phrases in capital letters have any increased emphasis. This instrument, together with all Exhibits hereto, any amendment executed by the parties to reflect the commencement and expiration date of the Lease, and the Memorandum of this Lease, are the entire Agreement between the parties hereto and may not be modified orally or in any other manner than by an Agreement in writing signed by all of the parties hereto or their respective successors and interests.

If Tenant fails to perform any obligation required under this Lease or by law or governmental regulation, Landlord in its sole discretion may without notice perform such obligation, in which event Tenant shall pay Landlord as additional rent all sums paid by Landlord in connection with such substitute performance within ten (10) days following Landlord’s written notice for such payment. Any delinquent sum shall bear interest at the maximum lawful contract rate permitted to be charged under California law.

All monetary sums due from Tenant to Landlord under this Lease shall be deemed to be rent.

IN WITNESS WHEREOF, Landlord and Tenant have executed these presents, the day and year first above written.

LANDLORD : SOBRATO DEVELOPMENT            TENANT : PARADIGM TECHNOLOGY,
                         COMPANIES # 871                                               INC.

 A California Limited Partnership                                  A California Corporation

BY:   _____________________                                      BY:  ___________________

 ITS: General Partner                                                        ITS: President

OCT-07-98 15:05 FROM FERRARI ALVAREZ ID 4082833338 PAGE 4/18

EXHIBIT "A"

Site Plan
(To be Attached)

71 VISTA MONTANA
61,798 SQ. FT.
RIO LINDA
VISTA MONTANA
SITE PLAN

                                            EXHIBIT “B”
                                      Preliminary Floor Plans

                                            EXHIBIT “C”
                                    Guideline Specifications
                                Project: Paradigm Technology

Building Shell Definition

The building Shell includes the following items:

1.	Site Work

a.	Asphalt concrete paving, wheel stops, and striping.

b.	Concrete sidewalks, curbs, gutter, driveway, approaches, and planter walls.

c.	Landscaping, landscape lighting, waterscape, and irrigation.

d.	Underground utilities- water, gas, fire line, sanitary line, site storm drainage system and primary and secondary electrical line stubbed into building.

2.	Building Structure

Includes all elements necessary to provide for a completely waterproof Building Shell including but not limited to:

a.	Concrete foundation and slab on grade including all reinforcing steel and wire mesh including loading dock if applicable.
b.	Structural steel columns and beams.
c.	Steel joist and girder second floor system with concrete and metal deck (if multi-story building).
d.	Wood panelized glulam roof structure with fiberglass built-up roofing including roof drainage plumbing.
e.	Glass, glazing and perimeter roll up or hollow metal doors including normal passage hardware.
f.	Concrete tilt up or plaster on metal stud framed exterior walls.
g.	Exterior painting.

Tenant Interior Improvement Definition

The Tenant Interior Improvement to be specified by Tenant subject to the reasonable approval of Landlord include the following:

1.	Insulation. Thermal or sound insulation.
2.	Partitions. Textures gypboard or demountable vinyl covered partitions over metal stud framing at 24” on center , with 2-1/2” rubber base as required per Tenant Floor Plan.
3.	Doors and hardware. Full height, solid core, laminate doors with anodized aluminum frame and lever handle latch set hardware as required per Tenant Floor Plan.
4.	Ceiling. Suspended T-bar ceiling with 2’X4’5/8” thick fire rated acoustical tile or textured sheetrock over metal stud framing as required per Tenant Floor Plan.
5.	Lighting. 2’x4’ recessed fluorescent lighting fixtures as required per Tenant Floor Plan.
6.	Electrical. Main switchgear, power and lighting panels, electrical outlets, telephone outlets, light switches and other required electrical distribution per Tenant Floor Plan.
7.	Floor Covering. Cut pile or textured loop glued down carpet or VAT as required per Tenant Floor Plan.
8.	Window Covering. Horizontal aluminum one-inch-slat blinds as required per Tenant Floor Plan.
9.
Life Safety System.  Semi-recessed ceiling-mounted fire sprinklers and gridwork as required per Tenant Floor Plan for light hazard occupancy, including required fire hoses, cabinets and fire extinguishers.

10.	HVAC. Roof mounted built-up or package units including high and low pressure ducting and shafts, VAV boxes, supply and return diffusers, and mechanical screening as required per Tenant Floor Plan.
11.
Plumbing: Restrooms and janitor closets including ceramic tile, fixtures, mirrors, partitions and accessories drinking fountains, sinks, floor drains, coffee bars and other plumbing work as required per Tenant Floor Plan.

12.	Millwork: Millwork or cabinetry as required per Tenant Floor Plan.
13.	Interior Glazing: Glass or glazing as required per Tenant Floor Plan.
14.	Tank Farm. Trenches, tank farm slab, steel, footings, fencing, and mezzanine if required.
15.	Process Piping & Equipment. All process piping and equipment related to Tenant’s manufacturing operations.
16.	Soft Cost: Permits, fees to architects, electrical or mechanical consultants; and any other soft costs other than the general conditions included in Landlord’s fee defined below.

    Landlord or a related entity shall be the general contractor for construction of the Tenant Interior Improvements. Landlord’s fee for services as general contractor shall be eight percent (8%) to cover all of the following: field superintendent, temporary on-site facilities; home office administration, supervision, and coordination; financing fees, construction interest; on-site security and clean-up services during constructions; licensing fees.

    Landlord shall submit to competitive bidding all subcontractor work unless Landlord and Tenant otherwise agree in writing.

                                           EXHIBIT “D”
                                  Final Tenant Floor Plans

Cost
Code                           Description                               Value                           PSF                              Comments
40100	BUILT-UP-PROOF	13,000.021		Proof Patch Allowance
40600	STAIRWAYS	N/A
40900	STAIRWAYS-HANDRAILS	N/A
42000	HVACROOF FRAMING & SUPPORTS	55,125.89
42200	HVAC	1,170,000	18.93
42400	HVAC-ENERGY MGMNT SYSTEM	N/A
42500	PROFF SCREEN	44,510.72
42600	SPRINKLERS-DUCT
42700	SPRINKLERS	40,762.66
43200	HALON	N/A
43400	EXTINGUISHERS	3,000.05
43900	ELECTRICAL	340,000	5.50
44500	ELECTRICAL-ENERGY MGMT SYSTEM N/A
44600	PLUMBING	41,000.066
44800	PLUMBING PROCESSING PIPE	300,000	4.85	PER JACK KNOLL
45100	PLUMBING-NEVT.SYS.GUT LINE	15,000.24		ALLOWANCE
45400	ACOUSTICAL CELING	46,524.75
45800	VINYL CELING	28,520.46
45900	BUILDING SECURITY SYSTEM	N/A
46100	WALLS	185,253	3.00
46400	WALLS-DRAFTSTOPS	5,000.08
46700	WALLS-UNISTRUT	128,800	2.08
46300	DOORS	58,800.95
47000	DOORS-TANK FARM	14,250
47400	HARDWARE	incl. in 46,900
47700	INSULATION-ROOF	30,000.49
47800	INSULATION-WALLS	14,750.24
48100	GLASS-DOORS	43,612.71
48200	GLASS FRAMES	N/A
48300	GLASS-PASS THRUS	1,369.02
48500	GLASS-SIDELITES	N/A
48600	SKYLIGHT	N/A
48800	CONCRETE SEALER	1,500.02
49100	CERAMIC TILE	42,200.68
49400	LOBBY TILE	N/A
50500	MILLWORK	14,200.23
50700	MILLWORK-SHELVING	N/A
51300	PAINT	39,100.63
51600	PAINT-EPOXY	10,000.16
52000	WALLCOVERING	N/A
52200	WALLCOVERING-SPECIAL-MARLITE	960.02
52300	RESTROOM PARTITIONS	5,600.09
52400	RESTROOM ACCESSORIES	5,600.09
54000	TENANT FLORRING-CARPET	43,800.71
54100	TENANT FLOORING-VCT	17,700.29
54200	TENANT FLOORING RUBBER BASE	3,960.08

54300	TENANT FLOORING SPECAIL PVC	30,390.49
54600	WINDOW COVERINGS	18.000	.16
55100	COMPUTER FLOOR	N/A
55200	TRENCH COVERS	45,168
55300	TRENCE-PROCESS PIPE	77,700	1.26
55500	PROJECTION SCREEN	N/A
55600	APPLIANCES	N/A
55800	LOCKERS	N/A
57000	SIGNS TENANT AREA	2,000.03
57100	SIGNS BUILDING	2,000.03
57800	SPECIAL SYSTEM-TELEPHONE	N/A
58000	INTERIOR SPACE PLANNER	N/A
58300	MISC. INTERIORITEMS	N/A
58500	FENCE	2,750.04
58600	LOBBY UPGRADE	20,000.32
59400	TANK FARM SITE-WORK	21,000.34
59500	TANK FARM-SLAB	71,650	1.16
59600	TANK FARM BLOCK-BLDG	48,600.79
59700	TANK FARM TRENCH&EQUIP PADS	41.835	.67
59800	TANK FARM CONCRETE VAULT	55,800.90
60000	TANK FARM-FENCE	116,200	1.88
60100	TANK FARM-HYDROGEN ENCLOSURE	5,800.09
60800	PLAIN CHECK FEES	7,255.12
60900	BUILDING PERMIT FEES	50,000.81
61000	CONTINGENCY	N/A
61400	FINAL CLEAN UP	N/A
62200	PATIO	N/A
62400	TRASH ENCLOUSRE	N/A
62900	RELOCATION	N/A
63000	LANDSCAPE REVISION	N/A
63100	TEMPORARY POWER	N/A
63200	THEATRE SEATING	N/A
63600	WALL PROJECTION	N/A
63800	ROOF HATCH & LADDER	N/A
65200	CLEAN UP/GARBAGE	N/A

SUBTOTAL                                           3,371,903                                54.56
SDC FEE @ 8%                                              269,752                                  4.97
GRAND TOTAL                                           3,641,655                                58.98

Submitted By                                                                Approved By                                                      Approved
___________                                                                ___________                                                      ___________
Ronald J. Hope                                                                John Sobrato Jr.                                                      Paradigm Technologies Inc.

EXHIBIT “F” PARADIGM TECHNOLOGY CASH FLOW

                                                             EXHIBIT “G”
Letter of Credit Format
Sobrato Development Companies
10600N. De Anza Blvd., #200
Cupertino, CA 95014
Gentlemen:
By order of our client, Paradigm Technology, Inc. (“Paradigm”), 3375 Scott Boulevard, Suite 340, Santa Clara, California 95054, we hereby open our Irrevocable Letter of Credit No.________ in your favor, for an amount not to exceed $__________  (which constitutes the cumulative amount of Tenant Improvement expenditures to be made by you through the end of this month pursuant to the terms of that certain Lease (the “Lease”) between Sobrato Development Companies #871, a California Limited Partnership, and Paradigm dated as of ___________) relative to our client’s performance under the Lease.
The expiration date (“Expiration Date”) of this Letter of Credit shall be May 1, 1989.
Funds against this  Letter of Credit are available against your sight draft on us, mentioning thereon our Credit No.___________. Each such draft must be accompanied by your signed written statement that Paradigm has failed to comply with its obligations as Tenant under the Lease, specifying the provision(s) in default.
At any time sixty (60) days or less prior to the  Expiration Date, funds under the Letter of Credit are available against your sight draft on us, mentioning thereon our Credit No.___________. Such draft must be accompanied by your signed written statement that Paradigm has failed to obtain the Financing Commitment referred to in paragraph 5 of the Lease.
If we receive your sight draft(s) and statement(s) as mentioned above, here at our office at 250 Lytton Avenue, Palo Alto, California 94032 on or before the Expiration Date of this Letter of Credit, we will promptly honor the same.

Very truly yours,
UNIVERSITY NATIONAL BANK
By______________________
Title____________________

FIRST AMENDMENT TO LEASE

This Amendment is made this 4th day of May, 1987 by and between Sobrato Development Companies #871 a California limited partnership having an address at 10600 N. De Anza Blvd., Suite 200, Cupertino, California 95014 (“Landlord”) and Paradigm Technology, Incorporated, a California corporation having its principal place of business at 71 Vista Montana, San Jose, California (“Tenant”).

WITNESSETH

WHEREAS Landlord and Tenant entered into a lease ("Lease") dated December 7, 1988 for the premises ("Premises") located at 71 Vista Montana, San Jose, California; and

WHEREAS effective May 1, 1989, Landlord and Tenant wish to modify the Lease to reflect the revised commencement and termination dates of said lease initiated by acceptance of the Premises as of May 1, 1989.

NOW, THEREFORE, in order to effect the intent of the parties as set forth above and for good and valuable consideration exchanged between the parties, the Lease is amended effective May 1, 1989 as follows:

1. The commencement date of the Lease term is May 1, 1989;
2. The termination date of the Lease term is April 30, 1999;
3. Except as hereby amended, the Lease and all of the terms, covenants and conditions thereof are ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have set their hands to this Amendment as of the day and date first above written.

LANDLORD                                                                                     TENANT

Sobrato Development Companies #871                                          Paradigm Technology, Incorporated

a California limited partnership                                                        a California corporation

BY __________________________                                            BY_____________________________
John M. Sobrato, Trustee

ITS: General Partner                                                                          ITS:_____________________________

SECOND AMENDMENT TO LEASE

This Amendment is made this 18th day of June, 1990 by and between Sobrato Development Companies #871, a California limited partnership having an address at 10600N. De Anza Blvd., Suite 200, Cupertino, California 95014 (“Landlord”) and Paradigm Technology, Incorporated, a California corporation having its principal place of business at 71 Vista Montana, San Jose, California (“Tenant”).

WITNESSETH

WHEREAS Landlord and Tenant entered into a lease (“lease”) dated December 7, 1988 as amended by First Amendment to Lease dated May 4, 1987 for the premises ("Premises") located at
71 Vista Montana, San Jose, California; and
WHEREAS effective May 1, 1990, Landlord and Tenant wish to modify the Lease to reflect the payment schedule for reimbursement of the Public Works Sanitary Fee in the total amount of $39,457.00 as previously agreed among the parties;

NOW, THEREFORE, in order to effect the intent of the parties as set forth above and for good and valuable consideration exchanged between the parties, the Lease is amended effective May 1, 1990 as follows:

1.	The total of $39,457.00 will be paid in twelve installments commencing May 1, 1990 as follows:

May 1, 1990 – March 31, 1990                                                                           $3,288.08/month
April 1, 1990 – April 30, 1990                                                                           $3,288.12/month

2.	Payments will be due on or before the first of each month and will be considered additional under the term of the Lease;

3.	Except as hereby amended, the Lease and all of the terms, covenants and conditions thereof are ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have set their hands to this Amendment as of the day and date first above written.

LANDLORD                                                                                     TENANT

Sobrato Development Companies #871                                          Paradigm Technology, Incorporated

a California limited partnership                                                        a California corporation

BY __________________________                                            BY_____________________________
John M. Sobrato, Trustee
ITS: General Partner                                                                          ITS:_____________________________

THIRD AMENDMENT TO LEASE

This third amendment to lease (“Third Amendment”) is made this 21 day of December, 1995 by and between Sobrato Development Companies #871, a California limited partnership having an address at 10600 N. De Anza Blvd., Suite 200, Cupertino, California 95014 (“Landlord”) and Paradigm Technology, Inc., a California corporation having its principal place of business at 71 Vista Montana, San Jose, California (“Tenant”).

WITNESSETH

WHEREAS Landlord and Tenant entered into a lease dated December 7, 1988 a First Amendment to Lease dated May 4, 1987, and a Second Amendment to Lease dated June 18,1990 (collectively the “Lease”) for the premises (“Premises”) located at 71 Vista Montana, San Jose, California; and

WHEREAS effective November 1, 1995, Landlord and Tenant wish to modify the Lease to (i) permit Tenant to exercise its first option to extend the Lease pursuant to Lease paragraph 37, and (ii) specify the base monthly rent during the first Renewal Term;

NOW, THEREFORE, in order to effect the intent of the parties as set forth above and for good and valuable consideration exchanged between the parties, the Lease is amended effective March 1,1995 as follows:

1.	Tenant hereby exercises its option to extend the Lease for an additional five (5) years from May 1, 1999 to April 30, 2004 (“Renewal Term”);
2.
Base monthly rent during the initial year of the Renewal Term shall be $67,977.80.  Beginning with the second year of the Renewal Term, base monthly rent shall be subject to annual adjustments based on the Consumer Price Index Adjustment ("Adjustment")as defined in Lease paragraph 39.

3.	All defined terms shall have the same meanings as in the Lease, except as otherwise stated in this Third Amendment.
4.	Except as hereby amended, the Lease and all of the terms, covenants and conditions thereof shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms and provisions of this Third  Amendment and the terms and provisions of the Lease, the terms and provisions of this Third Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have set their hands to this Third Amendment as of the day and date first above written.

Landlord                                                                                    Tenant

Sobrato Development Companies #871,                                Paradigm Technology Inc.,

A California limited partnership                                              a California corporation

By: __________________________                                   By: _______________________

Its: General partner                                                                   Its: _______________________

ASSIGNMENT OF LEASE AND
CONSENT TO ASSIGNMENT OF LEASE

THIS ASSIGNMENT AND CONSENT TO ASSIGNMENT, made as of November 15, 1996, by and among PARADIGM TECHNOLOGY, INC., a Delaware corporation (“Seller”), ORBIT SEMICONDUCTOR, INC., a Delaware corporation (“Buyer”), and SOBRATO DEVELOPMENT COMPANIES #871, a California limited partnership (“Landlord”).

RECITALS:

A.
Seller and Buyer have entered into that certain Agreement of Purchase and Sale of Assets (the “Purchase Agreement”) dated November 7, 1996 pursuant to which Buyer is purchasing the Assets (as defined in the Purchase Agreement) from Buyer.

B.	All terms not otherwise defined in this Assignment shall have the meanings ascribed to them in the Purchase Agreement.

C.
In connection with the sale of the Assets to Buyer, Seller is assigning the Premises Lease to Buyer and Landlord is consenting to such assignment, all in accordance with the terms and conditions contained herein.

WITNESSETH:

For valuable consideration, receipt of which is acknowledged, Seller, Buyer and Landlord agree as follows:

1.	Assignment and Assumption.

(a)	Seller hereby assigns and transfers to Buyer all right, title and interest of Seller in, to and under the Premises Lease.

(b)
Buyer hereby accepts the foregoing assignment, and assumes and agrees to perform all of the covenants and agreements in the Lease to be performed by the tenant there-under that arise or accrue from and after the date of this Assignment.

2.	Assignment payment.

       (a) In connection with this assignment, Buyer and Seller shall pay to Landlord, on a several basis, the amount of one million two hundred twenty-five thousand dollars ($1,225,000) in accordance with the terms of this paragraph 2.
       (b) Seller shall pay to Landlord the amount of two hundred twenty-five thousand dollars ($225,000) in immediately available funds on the following dates and in the following amounts:

(i) The amount of one hundred thousand dollars ($100,000) shall be paid to Landlord on November 15, 1996.

(ii) The amount of one hundred twenty-five thousand dollars ($125,000) shall be paid to Landlord on May 15, 1997.

       (c) Buyer shall pay to Landlord the amount of one million dollars ($1,000,000) in immediately available funds on the following dates and in the following amounts:

(i) The amount of two hundred fifty thousand dollars ($250,000) shall be paid to Landlord on November 18, 1996.

(ii) The amount of two hundred fifty thousand dollars ($250,000) shall be paid to Landlord on February 15, 1997.

(iii) The amount of two hundred fifty thousand dollars ($250,000) shall be paid to Landlord on May 15, 1997.

(iv) The amount of two hundred fifty thousand dollars ($250,000) shall be paid to Landlord on August 15, 1997.

Such amounts in this paragraph (c) shall be deemed additional rent under the Premises Lease and Guaranteed Obligations under the Continuing Lease Guaranty attached as Exhibit A hereto.

3.
Guaranty of Lease.  In connection with this Assignment, Buyer shall cause The DII group, Inc. to execute and deliver to Landlord a Continuing Lease Guaranty substantially in the form of Exhibit A attached hereto and made a part hereof in respect of the Premises Lease.

4.	Sublease. Buyer and Seller shall on the date hereof enter into a Sublease of the Premises Substantially in the form of Exhibit B attached hereto and made a part hereof.

5.	Consent.

       (a) In accordance with section 29 of the Premises Lease, Landlord hereby consents to the Assignment of the Premises Lease by Buyer to Seller.  The consent to the assignment described herein shall not be construed as a consent to any further assignment of the Premises Lease and Premises lease will be governed by the terms of section 29 of the premises lease.

       (b) In accordance with section 29 of the premises lease, Landlord hereby consents to the subletting of the premises by Buyer to Seller. The consent to the subletting of the premises described herein shall not be construed as a consents to any further assignment of the premises lease and Buyer acknowledges that any further assignment of the Premises Lease will be governed by the terms of section 29 of the Premises Lease.

6.           Default.

          (a)     Seller shall be in default hereunder if Seller fails to make any payment when due under paragraph 2 (b) of this Assignment or fails to comply with all of the other terms and conditions of this Assignment applicable to Seller.  No default of Seller under this Agreement shall constitute a default under the Premises Lease for which Buyer shall have any liability or obligation.

        (b)     Buyer shall be in default hereunder if Buyer fails to make any payment when due under paragraph 2 (c) of a this Assignment or fails to comply with all of the other terms and conditions of this Assignment applicable to Buyer, including, without limitation, all obligations of Buyer under paragraph 3.
        (c)           In the event of a default by Seller hereunder, Landlord and Buyer shall be entitled to exercise all rights and remedies available to each of them at law or in entity on account of such default.
        (d)           In the event of a default by Buyer hereunder, Landlord and Seller shall be entitled to exercise all rights and remedies available to each of them at law or in equity on account of such default.

7.           Indemnification.

(a)           Seller shall indemnify and defend Buyer and Landlord against and hold Buyer and Landlord harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements that are caused by any failure by seller to perform its obligations hereunder.

(b)           Buyer shall indemnify and defend Seller  and Landlord against and hold Seller and Landlord harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are caused by any failure by Buyer to perform its obligations hereunder.

8.           Several Liability.              The obligations of Seller and Buyer hereunder are the several obligations of Seller and Buyer and shall not be deemed to be the joint and several obligations of Seller and Buyer.

9.           Attorneys’ Fees.                If any legal action or other proceeding is brought for the enforcement of this  Assignment, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Assignment, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

10.           Further Assurances.        The parties each agree to execute such other documents and perform such other acts as may be reasonably necessary or proper and usual to effect this Assignment.

11.           Governing Law.               This Assignment shall be governed by and construed in accordance with the laws of the State of California.

12.           Successors and Assigns.    This Assignment shall be binding upon and shall inure to the benefit of Seller, Buyer and Landlord and their respective personal representatives, heirs, successors and assigns.

13.           Release.                                Landlord hereby forever releases Seller from ~~all liability and obligations under the Premises Lease, including all liability and obligations which have accrued prior to the date hereof and which remain outstanding and~~ all liability and obligations of the tenant under the Premises Lease that shall accrue after the date hereof.

IN WITNESS WHEREOF, Seller, Buyer and Landlord have executed this Assignment as of the date first hereinabove written.

Seller:
PARADIGMTECHNOLOGY, Inc.

By ________________________
Title ______________________

Buyer:
ORBIT SEMICONDUCTOR, INC.

By ________________________
Title ______________________
Landlord:
SOBRATO DEVELOPMENT

COMPANIES #871, a

California Limited partnership
                              By ________________________
                       Title ______________________

EXHIBIT A

CONTINUING LEASE GUARANTY

CONTINUING LEASE GUARANTY

This GUARANTY, made as of November 15, 1996, by THE DII GROUP, INC. (“Guarantor”) to SOBRATO DEVELOPMENT COMPANIES #871, a California limited partnership (“Landlord”),

WITNESSETH:

1. For Valuable consideration, receipt of which is acknowledged, and to induce landlord to enter into the Assignment of Lease and Consent to Assignment of Lease (the “Lease Assignment”) of even date herewith with paradigm Technology, Inc. (“Paradigm”) and Orbit Semiconductor, Inc. (“Tenant”), Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Landlord, and agrees fully to pay, perform and discharge, as and when payment, performance and discharge are due, all of the covenants, obligations and liabilities of Tenant under the lease (the “Lease”) dated December 7, 1988 between Landlord and Paradigm and to be assigned to Tenant in accordance with the Lease Assignment and all amendments, modifications, renewals, extensions, supplements, substitutions and replacements of the Lease (the “Guaranteed Obligations”). The obligations of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable and shall continue and remain in full force and effect until all of the Guaranteed Obligations have been fully paid, performed and discharged.

2. The obligations of Guarantor under this Guaranty shall not be affected, modified or impaired by the occurrence of any of the following events, whether or not with notice to, or the consent of, Guarantor: (a) the waiver, surrender, compromise, settlement, release or termination of any or all of the Guaranteed Obligations; (b) the failure to give notice to Guarantor of the occurrence of an event of default under the Guaranteed Obligations; (c) the extension of the time for the payment, performance or discharge of any or all of the Guaranteed Obligations; (d) the amendment or modification (whether material or otherwise) of the Lease or the Guaranteed Obligations in any respect; (e) any failure, omission, delay or lack on the part of Landlord to enforce, assert or exercise any right, power or remedy conferred on Landlord under the Lease; (f) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or adjustment of debts, or other similar proceedings affecting Tenant or Guarantor or any of the assets of either of them; (g) the release or discharge by operation of law of Tenant from the payment, performance or discharge of any or all of the Guarantee Obligations; (h) the release or discharge by operation of law of Guarantor from any or all of the obligations of Guarantor under this Guaranty; or (i) the invalidity or unenforceability of any or all of the Guaranteed Obligations.  Guarantor acknowledges that Landlord would not enter into the Lease Assignment without this Guaranty and that Landlord is relying on this Guaranty.

3. The obligations of Guarantor under this Guaranty are independent of the Guaranteed Obligations.  Guarantor agrees that Landlord shall have the right to proceed against Guarantor directly and independently of Tenant.  A separate action may be brought and prosecuted against Guarantor whether or not an action is brought against Tenant or Tenant is joined in any such action.  Guarantor authorizes Landlord and Tenant, without notice to, demand of, or consent from Guarantor and without releasing or affecting Guarantor’s liability under this Guaranty, from time to time to amend, modify, renew, extend, supplement or replace the Lease or the Guaranteed Obligations or otherwise change the terms of the Lease or the Guaranteed Obligations, to take and hold security for the Guaranteed Obligations, and to enforce, waive, surrender, impair, compromise or release any such security or any or all of the Guaranteed Obligations or any person or entity liable for any or all of the Guaranteed Obligations. Guarantor shall be and remain bound under this Guaranty notwithstanding any such act or omission by Tenant or Landlord.  Guarantor waives all rights under section 2845 of the California Civil Code and waives the right to require Landlord to proceed against Tenant, to proceed against or exhaust any security held by Landlord, or to pursue any other remedy in Landlord’s power.  Landlord shall have the right to exercise any right or remedy it may have against Tenant or any security held by Landlord.  Guarantor waives all rights under section 2849 of the California Civil Code and waives the right, if any, to the benefit of, or to direct the application of, any security held by Landlord.  Guarantor waives (a) any defense arising out of any alteration of the Guaranteed Obligations, (b) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against Tenant or any security held by Landlord, and (c) any defense arising by reason of any disability or other defense of Tenant or by reason of the cessation or reduction from any cause whatsoever of the liability of Tenant other than full payment, performance and discharge of the Guaranteed Obligations. The cessation or reduction of the liability of Tenant for any reason other than full payment, performance and discharge of the Guaranteed Obligations shall not release or affect in any way the liability of Guarantor under this Guaranty.

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4. If Tenant becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the Federal Bankruptcy Code, or if such a petition is filed against Tenant, or Tenant makes a general assignment for the benefit of creditors, and in any such proceeding any or all of the Guaranteed Obligations are terminated or rejected or any or all of the Guaranteed Obligations are modified or abrogated, Guarantor agrees that Guarantor’s liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment of the Guaranteed Obligations must be returned by Landlord upon the insolvency, bankruptcy or reorganization of Tenant, Guarantor, or otherwise, as though such payment had not been made.

5. Guarantor assumes the responsibility for being and keeping Guarantor informed of the financial condition of Tenant and of all other circumstances bearing upon the risk of failure to pay, perform or discharge any of the Guaranteed Obligations which diligent inquiry would reveal, and Guarantor agrees that Landlord has no duty to advise Guarantor of information known to Landlord regarding such condition or any such circumstance.  Guarantor acknowledges that repeated and successive demands may be made and payments or performance made hereunder in response to such demands as and when, from time to time, Tenant defaults in the payment, performance or discharge of the Guaranteed Obligations.  Notwithstanding any such payment and performance hereunder, this Guaranty shall remain in full force and effect and shall apply to any and all subsequent defaults by Tenant.  It is not necessary for Landlord to inquire into the capacity, authority or powers of Tenant or the partners, directors, officers, employees or agents acting or purporting to act on behalf of Tenant, and all of the Guaranteed Obligations made or created in reliance upon the purported exercise of such powers shall be guaranteed hereunder.  Guarantor hereby subordinates all indebtedness of Tenant to Guarantor now or hereafter held by Guarantor to all indebtedness of Tenant to Landlord.  If requested by Landlord, Guarantor shall collect, enforce and receive all such indebtedness of Tenant to Guarantor as trustee for Landlord and Guarantor shall pay such indebtedness to Landlord on account of the indebtedness of Tenant to Landlord, but without otherwise reducing or affecting in any manner the liability of Guarantor under this Guaranty.

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6. If Tenant and Guarantor fail to pay, perform and discharge, as and when payment, performance and discharge are due, all of the Guaranteed Obligations, Landlord shall have the right, but no obligation, and without releasing Tenant or Guarantor from any of the Guaranteed Obligations, to pay, perform and discharge any or all of the Guaranteed Obligations on behalf of Tenant and Guarantor.  Guarantor shall, on demand, pay to Landlord all sums expended by Landlord in the payment, performance and discharge of the Guaranteed Obligations, together with interest on all such sums from the date of expenditure to the date all such sums are paid by Tenant or Guarantor to Landlord at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law on such date of expenditure, or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum.  Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty.  Guarantor agrees to pay all costs and expenses, including reasonable attorneys’ fees, which are incurred by Landlord in the enforcement of this guaranty.  If any provision of this Guaranty is held to be invalid or unenforceable, the validity or enforceability of the other provisions of this Guaranty shall not be affected.  This Guaranty may not be amended or modified in any respect except by a written instrument signed by Guarantor and Landlord. As used in this Guaranty, the singular shall include the plural.  This Guaranty shall bind and inure to the benefit of Guarantor and Landlord and their respective transferees, personal representatives, heirs, successors and assigns.  This Guaranty shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first hereinabove written.

THE DII GROUP, INC.
By
Title

xxxxii

EXHIBIT B
SUBLEASE

xxxxiii

SUBLEASE
This Sublease is entered into and effective as of November 1996, by and between ORBIT SEMICONUCTOR, INC., a Delaware corporation (“Sublessor”), and PARADIGM TECHNOLOGY, INC., a Delaware corporation (“Sublessee”), sometimes hereinafter referred collectively as “the parties”.
RECITALS
A.
On December 7, 1988, Sublessee, as Tenant, entered into lease (“Master Lease”) with SOBRATO DEVELOPMENT COMPANIES #871, a California limited partnership, as Landlord (“Landlord”), for a certain real property commonly known as 71 Vista Montana, San Jose, Santa Clara County, California (“the leased facilities”), in particularly described in the Master Lease, a copy of which filing with the First, Second, and Third Amendments to Lease, is attached hereto as Exhibit “A” and incorporated by reference.

B.
Sublessee has assigned all its rights under the Master lease to Sublessor, and Sublessor has agreed to sublease a part of leased facilities to Sublessee in order to facilitate Sublessee’s transition from the leased facilities to its new location.

C.	Sublessor thus now desires to sublease a part of the leased facilities to Sublessee under the terms and conditions as hither set forth.

AGREEMENT
In view of the foregoing recitals, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Sublessor and Sublessee agree as follows:

1.
Sublease of Premises.  For and in consideration of the covenants and agreements on the part of Sublessee to be paid, kept and performed as herein set forth, Sublessor does sublesase and demise unto Sublessee, and Sublessee hereby takes and hires from Sublessor, that certain portion of the leased facilities consisting of approximatey 23,297 square feet of the facilities outlined in red on Exhibit “A” attached hereto and incorporated herein by reference (“the Premises”), subject to the Master Lease and upon the terms and conditions hereafter set.

2.
Common Areas and Telephone System. During the terms of the lease, Sublessor grants to Sublessee a nonexclusive license for limited use of the lobby, hall, restrooms and cafeteria on the leased facilities totaling approximately 5,732 square feet of the leased premises as outlined in red on Exhibit B attached hereto and incorporated herein by reference (“the Common Areas”). Sublessor further grants to Sublessee a nonexexclusive license for limited use of the telephone system located on the leased facilities (“the telephone system”) – Sublessee hereby acknowledges that the telephone system is the property of Sublessee, and agrees to pay Sublessor for the use of the telephone system in an amount  equal to ninety-five percent (95%) of the telephone charges incurred during the term of the Sublease.  Sublessee’s obligation to pay Sublessor for Sublessee’s use of the telephone system shall survive the term of the Sublease.

3.
Term.  The term of the Sublease shall commence on November 15, 1996 (“ the Commencement Date”), and shall continue on a month-to-month tenancy until Sublessee elects to terminate the Sublease by giving Sublessor at least thirty (30) days written notice, provided, however, that in no event shall the term of the Sublease extend past May 15, 1997 (“the Expiration Date”).  Sublessee shall give Sublessor at least thirty (30)days written notice of its intent to terminate the Sublease.  Sublessee agrees to vacate the Premises on or before the date of termination of the Sublease as set forth in its notice to Sublessor and that the Sublease shall terminate as described in said notice, provided, however, that , on or before December 31,1996, Sublessee may vacate that certain protion of the Premises consisting of approximately 5,000 square feet of office space outlined in red on Exhibit “C” attached hereto and incorporated herein by reference (“the Executive Area”).  The parties agree that at such time that the Executive Area is vacated, Sublesse’s obligation to pay for the use of the telephone system shall be equitably adjusted.

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4.
Possession.  The parties acknowledge that the leased facilities are presently in possession of the Sublessee under the terms of the Master Lease and shall remain in the possession of the Sublessee until the Commencement Date, at which time Sublessor will deliver possession of the Premises to Sublessee.  Sublessee shall accept the Premises in its “as-is” condition and acknowledges that no representations with respect to the condition of the Premises have been made by Sublessor to Sublessee.

5.
Rent.  Sublessee shall pay to Sublessor, at such place sublessor may from time to time designate, as monthly rental a sum equal to forty-two percent (42%) of the monthly rental payable by Sublessor to Landlord under the Master Lease for the leased facilities, payable in advance starting on the Commencement Date on the 15th day of each month thereafter during the term of the Sublease.  Regardless of whether Sublessee ceases to occupy portion of the Premises during the term of the Sublease, Sublessee shall be obligated to pay the full rental amount set above until the Sublease terminates or expires, provided, however, that at such time as Sublessee vacates ten thousand  (10,000) square feet or more of the Premises, Sublessor shall adjust the monthly rental payable by Sublessee to Sublessor, one time only, as follows:  Commencing on the next day that rent under Sublease becomes due after Sublessee vacates the premises as described above, Sublessee shall pay to Sublessor as monthly rental a sum equal to the product of 1) the monthly rental payable by Sublessor to Landlord under the Master Lease for the leased premises and 2) the quotient of a) the remaining  number of square feet of the Premises being occupied by Sublessee and b) the square footage of the Common Areas.  Further, Sublessee shall pay twenty-five percent (25%) of all utility charges incurred with respect to the leased facilities during the term of the Sublease upon demand by Sublessor.  In addition, the parties agree to share common area maintenance and general operating  costs, including, but not limited, to maintenance of the HVAC system, janitorial services, and other such costs, on an equitable basis.

6.
Late Charge and Interest on Rent in Default .  Sublessee acknowledges that the late payment by Sublessee of any monthly installment of rent will cause Sublessor to incur certain costs and expenses not contemplated under this Sublease, the exact amount, of which are extremely difficult or impractical to fix.  The costs and expenses will include, without limitation, the administration and collection costs and processing and accounting expenses.  Therefore, if any rent that is due and unpaid is not received by Sublessor from Sublessee within five (5) days of the date Sublessor gives Sublessee written notice that such rent is due. Sublessee shall immediately pay to Sublessor a late charge up to five percent (5%) of such delinquent rent, provided, however, that by giving Sublessee such written notice, Sublessor does not waive its rights against Sublessee under Code of Civil Procedure § 1161 et seq. to, inter alia, hold Sublessee in default and terminate the sublease by giving Sublessee three (3) days’ notice. Sublessor and Sublessee agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Sublessor for its loss suffered by Sublessee’s failure to make timely payment.  In no event shall the provision for a late charge be deemed to grant Sublessee a grace period or extension of time within which to pay any rent or prevent Sublessor from exercising any right or remedy available to Sublessor upon Sublessee’s failure to pay any rent due under this sublease in a timely fashion, including the right to terminate Sublease.  If any rent remains delinquent for a period in excess of thirty (30) days then, in addition to such late charge Sublessee shall pay to Sublessor interest on any rent that is not paid when due at the rate of twelve percent (12%) per annum from the thirtieth (30th) day following the date such amount became due until paid.

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7.
Escrow in lieu of Security Deposit.  Under the terms of Asset Purchase Agreement dated November 7, 1996, by and between Sublessee as Seller and Sublessor as Buyer (“the Asset Purchase Agreement”), Sublessee shall receive a promissory note in the amount of One Million Dollars and 00/100 ($1,000,000.00).  Sublessee agrees that, in lieu of a security deposit, Sublessor shall have the right to offset against said promissory note and any payments thereunder, up to the sum of Seventy Thousand Dollars and 00/100 ($70,000.00) of said promissory note and any such payments thereunder, such amounts as are reasonably necessary for the following purposes: (i) to remedy any default by sublessee in the payment of rent; (ii) to repair damages to the premises caused by Sublessee; (iii) to clean the Premises upon termination of the Sublease; and (iv) to remedy any other default of Sublessee as permitted by law.

8.
Use of Premises and Restriction of Access to the Leased Facilities.   Sublessee’s use of the Premises shall be subject to those permitted uses and prohibitions against use as specified in Sections 3 and 9 of the Master Lease unless Sublessee shall have first obtained Sublessor’s prior written consent.  Sublessee’s use of the premises shall also include the use of certain facilities to be shared with Sublessor as set forth on Exhibit “B”.  Other than those portions of the leased facilities made available for Sublessee’s use as more particularly described on Exhibits “A” and “B”, the remainder of the leased facilities are considered to be and treated by Sublessor as security areas, and Sublessee hereby acknowledges that such areas are security areas and that it shall have no right of access to such areas.

9.
Insurance.  Sublessee shal pay forty-two percent (42%) of the cost of the insurance required to be maintained on the leased facilities under the provisions of Section 12 of the Master Lease during the term of the Sublease upon demand by Sublessor.  In addition, Sublessee shall at its sole cost and expense procure and maintain in full force, with Chubb Group of Insurance Companies or such other insurance company of comparable quality that Sublessee may select, workers compensation insurance for its employees and public liability insurance naming Sublessor as an additional insured to protect against loss from liability for damages on account of personal injury, death or property damage occurring in, on or about the Premises, or resulting directly or indirectly from Sublessee or Sublessee’s agents’ use  and occupancy under this Sblease.  The total coverage for personal injury and property damage insurance for the Premises and the Project under this Lease shall be an amount of at least Two Million Dollars ($2,000,000) combined single limit, with a deductible no greater than Ten Thousand Dollars ($10,000).  This liability insurance shall be primary and not contributing to any insurance carried by Sublessor, and Sublessor’s insurance, if any, shall be in excess of this insurance.

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10.
Taxes and Assessments. For the purpose of paying all the property taxes and assessments of every description assessed upon the leased facilities in accordance with Article 13 of the Master Lease, including any such taxes demanded or assessed after expiration or earlier termination of the term of the Sublease for any reassessments resulting from any leasehold improvements placed on the leased facilities prior to the Commencement Date Sublessee shall pay to Sublessor on a monthly basis, together with monthly rent, a sum equal to forty-two percent (42%) of one-twelth (1/12) of the amount payable for the tax year in which the month occurs by Sublessor to Landlord under the Master Lease for such real property taxes and assessments, to be placed in an impound account by Sublessor and paid by Sublessor against any real property taxes and assessments described above.  The parties acknowledge that Sublessee shall be responsible for all such real property taxes and assessments prior to the Commencement Date.

11.
Incorporation of Master Lease. To the extent not otherwise inconsistent with the agreements and understandings expressed in this Sublease or applicable only to the original parties to the Master Lease, the terms, provisions, covenants, and conditions of the Master Lease are hereby incorporated herein with the following understandings:

11.1 The term “Landlord” or “Lessor” as used therein shall refer to Sublessor hereunder and its successors and assigns, and the term “tenant” or “Lessee” as used therein shall refer to Sublessee hereunder.
11.2 In any case where the Landlord reserves the right to enter the Premises,  said right shall inure to the benefit of the Landlord as well as to Sublessor.
11.3 With respect to work, services, repairs, repainting, and restoration or the performance of other obligations required of the Landlord under the Master Lease, Sublessor’s sole obligation with respect thereto shall be to request the same, on request in writing by Sublessee, and to use reasonable efforts to obtain the same from the Landlord.  Sublessor shall have no obligation to commence litigation or arbitration nor to expend any money in connection therewith.
11.4 Sublessee hereby expressly assumes and agrees to perform all of the terms, obligations, covenants and conditions required by the Master Lease to be performed by Sublessor but only with respect to the Premises and not to do, suffer or permit anything to be done which would result in a default under the Master Lease or cause the Master Lease  to be terminated or forfeited.
11.5 Sublessor shall maintain the Master Lease in full force and effect during the entire term of this Sublease, subject however, to any earlier termination of the Master Lease without the default of Sublessor.
11.6 Sublessee shall not assign this Sublease or further sublease the Premises, in whole or in part, without the prior written consent of Sublessor (which consent Sublessor agrees to unreasonably withhold).  Any purported assignement or Sublease in violation hereof shall be void as to Sublessor.
11.7 Sublessee shall make no alterations, modifications, improvements to the Premises without the prior written consent of Sublessor (which consent Sublessor agrees not to unreasonable withhold).
11.8  Sublessee shal not create, permit or suffer any liens, encumbrances or charges upon the Premises.

12.
Delivery of Possession and Holdover. Upon expiration or earlier termination of the term of the Sublease, Sublesssee shall vacate and deliver to Sublessor possession of the Premises and all tenant improvements and alterations, broom clean, in good condition and in substantially the same condition that they were at the time of commencement of the Sublease, ordinary wear and tear excepted. If Sublessee fails to vacate and deliver possession of the Premises on the expiration or earlier termination of the term, Sublessee shall hold Sublessor harmless from all damages resulting from Sublessee’s failure to vacate and deliver possession of the Premises. If Sublessee, with Sublessor’s consent, remains in possession of the Premises after expiration of the term, said possession shall be deemed to be a month-to-month tenancy terminable as provided in Section 2 above. All provisions of this Sublease except for those pertaining to the term of the Sublease shall apply, provided that rent shall be One Hundred Fifty Percent (150%) of the rent in effect immediately prior to the expiration or termination of the term.

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13.
Enforcement of Rights.  Sublessor’s rights under the Master Lease may be enforced against the Landlord by Sublessee in its own name or in Sublessor’s name provided Sublessee advises Sublessor in writing at least ten (10) days before taking any action to enforce such rights. Sublessee agrees to reimburse Sublessor for any reasonable attorneys’ fees or other expenses incurred by Sublessor as a result of any such action.

14.
Indemnification.  Sublessee shall indemnify and hold Sublessor and Landlord harmless from and against any and all claims arising from Sublessee’s use of the Premises, or from the conduct of Sublessee’s business or from any activity, work or things done, suffered or permitted by Sublessee in or about the premises or elsewhere, and shall further indemnify and hold Sublessor and Landlord harmless from and against any and all claims arising from any breach or default in the performance of the obligation on Sublessee’s part to be performed under the terms of this Sublease, or arising from any negligence of Sublease, or of Sublessee’s agents, contractors, or employees, and from and against all costs, attorneys’ fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, including but not limited to any harm or damages that may result from any breach or violation of the security area terms of Section 7; and in case any action or proceeding be brought against Sublessor or Landlord by reason of such claim, Sublessee, upon notice from Sublessor, shall defend  the same at Sublessee’s expense by counsel satisfactory to Sublessor.  Sublessee, as a material part of the consideration hereunder to Sublessor, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises from any cause (except acts of Sublessor) and Sublessee waives all claims in respect thereof against Sublessor.

15.
Attorney’s Fees.  In the event either party hereto causes an action, arbitration, or other proceeding against the other party arising out of or in connection with this Sublease, the prevailing party shall be entitled to have and recover from the losing party reasonable expenses incurred in that action, arbitration, or other proceeding, or in efforts to negotiate the action, including reasonable attorney’s fees and costs. In addition, the entry of any judgment in such litigation shall not be at the obligation of a party to pay reasonable attorney’s fees or costs incurred in the enforcement or collection under such a judgement.

16.
Notices.  Any notices or demands required or desired to be given regarding this Sublease or the Master Lease shall comply with the Master Lease, shall be in writing, and shall be either personally served or sent to the Sublessor or Sublessee, respectively, to such address as either party shall designate by written notice to the other party. If served by mail, such notice shall be deemed to have been given either (i) on the third business day after mailing if such notice was deposited in the United States, or certified and postage prepaid, addressed to the party to be received, or (ii) the date actually received, whichever first occurs.

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17.	Time of the Essence. Time is expressly declared to be of the essence of this Agreement and of all terms, covenants, agreements, obligations and conditions expressed herein.

18.
Entire Agreement.  This Sublease, and Exhibits “A” and “B” attached hereto and by this reference incorporated herein, are the entire agreement between the parties, and there are no binding agreements or representations regarding the use of the Premises between the parties except as expressed herein. Sublessee acknowledges that neither Sublessor nor Sublessee’s agent(s) has made any representation or warranty as to (i) whether the Premises may be used for Sublessee’s intended use under existing law or (ii) the suitability of the premises for the conduct of Sublessee’s business or the condition of any improvements located thereon. Sublessee expressly waives all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Sublessor or Sublessor’s agent(s), if any, not contained in this Sublease. No subsequent change or addition to this lease shall be binding unless in writing and signed by the parties hereto.

IN WITNESS WHEREOF, Sublessor and Sublessee have executed this lease with the intent to be legally bound thereby.

AS SUBLESSOR:

ORBIT SEMICONDUCTOR, INC.

December 7, 1996	By:

Its: Chief Financial Officer

AS SUBLESSEE:

PARADIGM TECHNOLOGY, INC.

December 7, 1996	By:

Its: President, CEO

                                         CONSENT OF LANDLORD
Under the Master Lease dated December 7, 1988, as Landlord, Sobrato hereby consents to this Sublease.

SOBRATO DEVELOPMENT COMPANIES #871

By:

Its:

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LEASE ASSIGNMENT AGREEMENT

THIS LEASE ASSIGNMENT AGREEMENT (this “Assignment”) is made as of the 1st day of February, 1999 (the “Effective Date”), by and among ORBIT SEMICONDUCTOR, INC., A Delaware corporation (“Seller), SUPERTEX, INC., a California corporation (“Buyer”), and SOBRATO DEVELOPMENT COMPANIES #871, A  California limited partnership (“Landlord”), with reference to the following facts and objectives:

A.           Landlord and Paradigm Technology, Inc. (“Paradigm”) entered that certain Lease dated December 7, 1988, regarding the improved real estate commonly known as 71 Vista Montana, San Jose, California (the “Premises”). Such Lease was amended by that certain First Amendment to Lease dated May 4, 1987, that certain Second Amendment to Lease dated June 18, 1990, and that certain Third Amendment to Lease dated December 21, 1995, all between Landlord and Paradigm. The interest of the tenant under such Lease was assigned by Paradigm to Seller pursuant to that certain Assignment of Lease and Consent to Assignment of Lease (the “Prior Assignment”) dated November 15, 1996 by Paradigm, Seller and Landlord. Such Lease, as so amended, assigned and consented to, is referred to herein as the “Lease”.

B.           Seller and Buyer have entered that certain Agreement for Purchase and Sale of Assets dated January 16, 1999 (the “Purchase Agreement”), pursuant to which, among other things, Seller has agreed to assign the Lease to Buyer.

C.           Seller and Buyer mutually desire that Seller assign the Lease to Buyer, and Landlord desires to consent to such assignment on the terms and conditions of this Assignment.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Buyer and Landlord hereby agree as follows:

1.           Assignment.  Seller hereby assigns to Buyer, and Buyer hereby accepts for Seller, the entire undivided right, title, interest and estate of the “Tenant” under the Lease and all of Seller’s right, title and interest in, under and to the Lease and the Premises (including, without limitation, all security deposits and all rights and options to extend the term of the Lease). Buyer hereby assumes all obligations of the “Tenant” under the Lease accruing on or after the Effective Date. Seller hereby represents and warrants to Buyer that Seller currently owns and holds the entire right, title and estate of the “Tenant” under the Lease free and clear of any liens, encumbrances, options, subleases or rights of others and that no person or entity other than Seller has any right or option to occupy any of the Premises.  In particular, by without limitation, the Sublease dated November___, 1996, by Seller and Paradigm regarding a portion of the Premises has terminated, and Paradigm has not further right or option to occupy any of the Premises.

2.           Responsibilities Under Lease: Indemnification.

A.           Seller (and not Buyer) shall be responsible for payment of all rents and other amounts and the performance of all obligations required under the Lease to be paid or performed for any period prior toe the Effective Date, including, without limitation, any and all indemnity obligations of Seller under the Lease accrued with respect to facts or circumstances first occurring prior to the Effective Date.

l

B           Buyer (and not Seller) shall be responsible for the payment of all rents and other amounts and the performance of all obligations required under the Lease to be paid or performed for any period on or after the Effective Date, including, without limitation, any and all indemnity obligations of the “Tenant” under the Lease accruing with respect to facts or circumstances first occurring on or after the Effective Date.

C.           Subject to the other terms and conditions of this Assignment to the extent that Seller has made payments of performed obligations pursuant to the Lease that relate to periods on or after the Effective Date, and to the extent that Buyer has made payments or performed obligations pursuant to the Lease that relate to periods prior to the Effective Date, such amounts and obligations shall be prorated as of the Effective Date, and the party with a net obligation to the other shall promptly pay such amount on or after the Effective Date.

D.           Seller shall indemnify, defend, protect and hold harmless Buyer from and against any and all losses, costs, claims, liabilities and damages (including reasonable attorneys’ fees) (collectively “ Claims”) arising from or related to (i) the Premises and/or the Lease which Claims shall have accrued prior to the Effective Date, (ii) any event or condition that shall have occurred or existed on or with respect to the Lease and/or the Premises prior to the Effective Date (including without limitation, and Claims resulting from the release, presence or transportation of Hazardous Materials in, on, under or over the Premises prior to the Effective Date, (iii) Seller’s breach of any of its obligations under the Lease or this Assignment, and (iv) any use or occupancy of  any of the Premises by Seller or any of its agents, representatives, licensees, or invitees from and after the Effective Date. Seller’s foregoing indemnity under clauses (i), (ii) and (iii), but specifically excluding clause (iv), shall be subject to the limitations provided in Section 2.16 of the Purchase Agreement.

E.           Buyer shall indemnify, defend, protect and hold harmless Seller from and against any and all Claims arising from or related to (i) the Premises and/or the Lease that accrue on or after the Effective Date, (ii) any event or condition that occurs or exists on or with respect to the Lease and/or the Premises on or after the Effective Date (including, without limitation, any Claims resulting from the release, presence or transportation of Hazardous Materials in, on, under or over the Premises on or after the Effective Date), other that continuing events or conditions that first occurred or existed prior to the Effective Date, and (iii) Buyer’s breach of any of its obligations under the Lease or this Assignment; provided, however, that Buyer’s foregoing covenants shall not apply to any Claims arising from or relating in any manner to the use or occupancy of any of the Premises by Seller or any of is agents, representatives, licensees or invitees from and after the Effective Date.

3.           Landlord Consent and Related Covenants. Landlord hereby consents to the assignment of the Lease by Seller to Buyer on the terms and conditions of this Assignment. In addition, Landlord covenants and agrees, and Seller and Buyer acknowledge and agree, as follows:

A.           All references in the Lease to the “Tenant” shall mean and refer only to Buyer and not to Seller with respect to any facts or circumstances relating specifically to such “Tenant” and not to the Premises and first accruing on or after the Effective Date. Without limiting the generality of the foregoing sentence, from and after the date of this Assignment, (i) all references in the Lease to the Tenant’s net worth shall mean and refer only to the net worth of Buyer and not Seller, (ii) all references in clause (D) of Section 22 of the Lease to the “Tenant” shall mean and refer only to Buyer and shall not refer to Seller, and (iii) the payment and performance of all obligations, and the giving of all notices, by Landlord to and for the benefit of the Tenant shall be to and for the benefit of Buyer and not Seller.

B.           From and after the Effective Date, Buyer shall solely be entitled to exercise all rights, powers, privileges, options and elections, and to make and give all approvals, consents, determinations, selections, designations, judgments and decisions, of the “Tenant” under and with respect to the Lease and the Premises. Any effort by Seller or any other party to exercise, give or make any of the foregoing shall be of no effect. Landlord shall, however, promptly deliver to Buyer copies of all notices, demands, and other communications received by Landlord from Seller.

C.           In the event that Seller rejects or otherwise terminates, or attempts to reject or otherwise terminate, the Lease pursuant to the United States Bankruptcy Code or any other law or proceeding involving the rights of creditors, as between Landlord and Buyer (and their respective successors and assigns under the Lease and with respect to the Premises), the Lease and this Assignment shall not be terminated or otherwise affected thereby, by shall continue in full force and effect as a direct agreement between Landlord and Buyer (or their respective successors and assigns, if applicable). In such event, however, Landlord and Buyer (upon the request of either such party) shall execute and deliver a new lease on the same terms and conditions as the Lease, as modified by this Assignment with respect to Buyer.

D.           Only the first paragraph of Section 5 of the Lease, entitled “Security Deposit”, shall apply to Buyer. No Letter of Credit will be required under the Lease after the Effective Date.

E.           Landlord consents to Buyer’s use at the Premises of the materials described on Exhibit “A” hereto. In using such materials, however, Buyer shall comply with all terms and conditions of the Lease, including Section 18, entitled “Toxic Waste and Environmental Damage”.

F.           Concurrently with Landlord’s execution and delivery of this Assignment, Seller and Buyer have paid Landlord the aggregate amount of Six Hundred Thousand Dollars ($600,000), receipt of which is hereby acknowledged by Landlord. No other money or consideration whatsoever will be payable to Landlord under Section 29 of the Lease or otherwise in connection with this Assignment.

G.           Notwithstanding anything to the contrary in the Lease, Landlord and Buyer release each other and their respective agents, employees, successors, assigns and subtenants from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against, which is required to be insured against under the Lease or which would normally be covered by “all risk” property insurance, without regard to the negligence or willful misconduct of the person or entity so released.

H.            Notwithstanding this Assignment, Buyer assumes no liability or obligation of the Tenant arising from or relating to the Lease and/or the Premises which accrued prior to the Effective Date. Landlord shall look solely to Seller for the payment and performance of all liabilities and obligations of the Tenant arising from or relating to the Lease and/or the Premises accruing prior to the Effective Date.

I.           Seller shall have the right to use and occupy approximately 2,300 square feet of space in the Premises for up to thirty (30) days after the Effective Date.

4.           Landlord Estoppel. Landlord hereby certifies to Seller and Buyer as follows, with the intent that Seller And Buyer will rely heron in consummating this Assignment: (i) the Lease is in full force and effect; (ii) there currently exists no breach or default by the tenant under the Lease, and, to Landlord’s best knowledge, there has not occurred any event or condition which, with the giving of notice or the passage or time or both, could constitute such a breach or default; (iii) the Tenant has not defaulted in any payment of rent during the twelve (12) months immediately preceding the Effective Date; (iv) the total amount of the monthly rent currently payable under the Lease is $67,977.80, and monthly installments thereof have been paid through January, 1999; (v) there are no unpaid taxes, insurance, operating expenses or other charges under the Lease which have been billed by Landlord to the Tenant; (vi) the amount of the security deposit held by Landlord under the Lease equals $65,000; (vii) attached hereto as Exhibit “B” is a true, correct and complete copy of the Lease (including all amendments and modifications). And the Lease constitutes the entire agreement between Landlord and the Tenant as to the Lease of the Premises and has not been modified, amended or supplemented, nor have any terms or conditions thereof been waived, except as identified in such Exhibit “B”; (viii) to Landlord’s best knowledge, Landlord has performed all of its obligations under the Lease accruing prior to the Effective Date; (ix) Landlord has not received from Seller any notice of default by Landlord under the Lease; (x) the term of the Lease commenced on May 1, 1989, and will expire on April 30, 2004; (xi) the Tenant has one (1) option to extend the term of the Lease for a period of five (5) years, and, to Landlord’ best knowledge, nothing has occurred that would invalidate such option or preclude Buyer from effectively exercising such option; and (xii) all amounts owing to Landlord under the Prior Assignment and all amounts owing to Landlord in connection with the “Tenant Interior Improvements” under the Lease have been paid in full.

5.           Landlord Release. Landlord hereby irrevocably and unconditionally releases and forever discharges Seller and its parent company, the DII Group, Inc., a Delaware corporation, in all and any capacities, including but not limited to individually or as a guarantor, partner, employee, officer or agent of other entities, and its owners, predecessors, successors, assigns, agents, directors, officers, employees, servants, managers representatives, attorneys, and insurance carriers, and all persons acting by, through, or in concert with any such parties, of and from any and all legal and equitable charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred), of any nature whatsoever, that Landlord has against Seller that may accrue after the Effective Date, arising directly or indirectly out of or in any way connected with the matters described in the Lease or this Assignment. The foregoing release shall not however, affect any rights, remedies, liabilities or obligations as between Seller and Buyer.

       6.           Entire Agreement.  This Assignment, together with the lease, constitutes the entire agreement among Landlord, Seller and Buyer regarding the Lease and the Premises, and there are no binding agreements or representations amount the parties except as expressed herein (or in the Purchase Agreement as between Seller and Buyer).  This Assignment shall not be legally binding until it is executed by Landlord, Seller and Buyer.  No subsequent change or addition to this Assignment shall be binding unless in writing and signed by the party sought to be bound thereby.

       7.           Miscellaneous.  All capitalized terms used, but not defined, in this Assignment shall have the meanings ascribed to them in the Lease.  This Assignment may be executed in one or more counterparts. Each of which shall be deemed an original but all of which together shall constitute one and the same document.  Should any provision of this Assignment prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect.  The captions used in this Assignment are for convenience only and shall not be considered in the construction on interpretation of any provision hereof.  The language of this Assignment shall in all cases be construed as a whole according to its fair meaning and not strictly for or against wither Seller, Buyer or Landlord, all of whom are represented by counsel in connection with the negotiation and preparation of this Assignment.  The validity, effect, construction, performance and enforcement of this Assignment and the rights and obligations of the parties hereunder shall be governed in all respects by the laws of the State of California.  Seller shall from time to time execute and deliver such additional documents and take such additional actions as Buyer may reasonably request to carry out the purpose of this Assignment.

       8.           Brokerage Commissions.  Each party hereto (i) represents to the others that it has not had any dealings with any real estate brokers, leasing agents or salesman or incurred any obligations for the payment of real estate brokerage commissions or finders’’ fees which would be earned or due and payable by reason of this Assignment, and (ii) agrees to indemnify, defend and hold harmless the other parties from any claim for any such commissions or fees which result from the actions of the indemnifying party.

       9.           Authority.  Each party hereto represents and warrants to the other parties that (i) the person or persons executing this Assignment on behalf of such party is/are duly authorized to execute this Assignment on behalf of such party, and (ii) such party has the right, power and authority to execute and deliver this Assignment to the other parties and to perform its obligations hereunder.

IN WITNESS WHEREOF, Seller, Buyer and Landlord have executed this Assignment as of the Effective Date.

SELLER:

ORBIT SEMICONDUCTOR, INC.,
a Delaware corporation

By:________________________________

Name:______________________________

Title:_______________________________

BUYER:

SUPERTEX, INC.,
a California corporation

By:________________________________

Name:______________________________

Title:_______________________________

LANDLORD:

SOBRATO DEVELOPMENT COMPANIES #871,
a California limited partnership

By:_________________________________

Name:_______________________________

Title:________________________________

Orbit Semiconductor, Inc.
Lease assignment

EXHIBIT A  List of Materials

111 Trichioroethane
Acetelyne
Acetic Acid
Acetone
Ammonia
Ammonium Fluoride
Ammonium Hydroxide
Argon
AZ 400K Developer (Potassium Hydroxide)
AZ P4210 (Phtoresist) Propylene Glycol Monomethyiether Acetate (108-65-6)
Boron Trichloride
Boron Trifluoride
Buffered Oxide Etch
Carbon Dioxide
Chlorine
Chlorodifluoromethane (Freon 22)
Deionized Water
Diborane
Dichlorosiane
Dipotassium Phosphate
EDMEA
Ethanol
Ethyl Pyruvate
Ethyl-3-ethoxypropionate Novaiac Resin Methacryiate Copolymer Napthaquinone diazide
Ethylene Glycol
Ethylene Glycol Monomethylether-acetate
Fluoboric Acid
Glutaraidehyde
Halogenated Cleaning Solution
HCL
Heilum
Hexafluoroethane
Hexamethyidislazane
Hydrocarbon Mix
Hydrocarbon Mixture
Hydrochloric Acid
Hydrofluoric Acid
Hydrogen
Hydrogen Peroxide
Isoproply Alcohol
K-Dimethyidinlrocarbomate
Liquid Nitrogen
Liquid Oxygen

Magnesium Hydroxide
Mineral Spirits
Misc Bases
Misc Flammable Liquids
Misc Oxidizers
Misc. Glycols
Monomethylether-acetate
N-Butyl Acetate
Nitric Acid
Nitrongen
Nitrogen Trifluoride
Nitrous Oxide
N-Methyl Pyrrolidine
Oxygen
PBR3 – Phosophorus Tribromide
PGMEA
Phosphine
Phosphine – Hydrogen mixture
Phosphine – Silane mixture
Phosphoric Acid
Potassium Hydroxide
Propylene Glycol Monomethyl Ether Acetate
Silane
Sodium Bisulfite
Sodium Molybdate
Sodium Nitrite
Sulfur Hexafluoride
Sulfuric Acid
SVC – 25 (Parts Cleaner)
SVC 80 Ink Remover
SVC-12 Acetone Replacement
Sythetic Oil
Tetraethylorthosilicate
Tetrafluoroethane
Tetrafluoromethane
Tetramethylammonium Hydroxide
Trifluoroethane
Trifluoromethane (Freon 23)
Tungston Haxafluoride
Vaccum Pump Oil
Various High and Low pH Chemicals
Zinc Chloride

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this “Fourth Amendment”) is made as of the 1ST  day of February, 1999 (the “Effective Date”) by and between SOBRATO DEVELOPMENT COMPANIES #871, a California limited partnership (“Landlord”), and SUPERTEX, INC., a California corporation (“Tenant”), with reference to the following facts and objectives:

A. Landlord and Paradigm Technology, Inc. ("Paradigm") entered that certain Lease dated December 7, 1988, regarding the improved real estate commonly known as 71 Vista Montana,
San Jose, California (the "Premises"). Such Lease was amended by that certain First Amendment to Lease dated May 4, 1987, that certain Second Amendment to Lease dated June 18, 1990, and that certain Third Amendment to Lease (the "Third Amendment") dated December 21, 1995, all between Landlord and Paradigm. The interest of the tenant under such Lease was assigned by Paradigm to Orbit Semiconductor, Inc. ("Orbit") pursuant to that certain Assignment of Lease and Consent to Assignment of Lease (the "First Assignment") dated November 15, 1996, by Paradigm, Orbit and Landlord. The interest of the tenant under such Lease has further been assigned by Orbit to Tenant as of the Effective Date pursuant to that certain Lease Assignment Agreement (the "Second Assignment") dated as of the Effective Date by Orbit, Tenant and Landlord. Such Lease, as so amended, assigned and consented to, is referred to herein as the "Lease".

B. Orbit and Tenant entered that certain Agreement for Purchase and Sale of Assets dated January 16, 1998 (the "Purchase Agreement") pursuant to which, among other things, Orbit agreed to assign the Lease to Tenant. As a condition to Tenant's obligation to consummate the transactions contemplated by the Purchase Agreement (including, without limitation, Tenant's execution and delivery of the Second Assignment), Tenant required that Landlord agree further to amend the Lease, among other things, to provide Tenant with an additional option to extend the term of the Lease for an additional period of five (5) years and to grant Tenant a right , of first offer to purchase the Premises described in the Lease. Landlord and Tenant now mutually desire to amend the Lease on the terms and conditions of this Fourth Amendment.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Notices. Paragraph 26 of the Lease is hereby deleted, and the following language is substituted in lieu thereof:

26. NOTICES: All notices which this Lease requires or permits either party to give to the other party shall be in writing and shall be delivered personally or forwarded by United States mail, postage prepaid, by registered or certified mail, return receipt requested, and addressed to the respective parties as follows:

                To Landlord:           Sobrato Development Companies #871
10600 North DeAnza Boulevard, Suite 200
Cupertino, California 95014

To Tenant:            Supertex, Inc.
1235 Bordeaux Drive
Sunnyvale, California 94089
Attention: President

or to such other address as may be contained in a notice from either party tothe other given pursuant to this paragraph.  Notice by registered or certifiedmail shall be deemed to be given three (3) days after the date of deposit in the mail.

2.         Additional Option to Extend.  Landlord and Tenant acknowledge that (i) the Lease currently provides that the tenant thereunder has two (2)  options to extend the term of the Lease, each for a period of five (5) years, (ii) under the Third Amendment, the tenant exercised the first of those two options so as to extend the term of the Lease through April 30, 2004, and (iii) Tenant therefore currently has one (1) additional option to extend the term of the Lease for an additional five (5)-year period from May 1, 2004 through April 30, 2009.  Landlord hereby grants Tenant one (1) additional option to extend the term of the Lease for an additional five (5)-year period from May 1, 2009 through April 30, 2014, on the terms and conditions provided in Paragraph 37 of the Lease.  Accordingly, Paragraph 37 of the Lease is hereby amended by deleting the words “two (2)” from the second line thereof and substituting the words “three (3)” in lieu thereof.
3.           Right of First Offer to Purchase.  The Lease is hereby amended by adding a new Paragraph 46 as follows:

46.           RIGHT OF FIRST OFFER TO PURCHASE:  Landlord hereby grants Tenant the first right, option and opportunity to purchase the Premises on the following terms and conditions:

A. If at any time during the term of this Lease (including, without limitation, any Renewal Term) Landlord desires to sell the Premises or any part thereof or interest therein (such part or interest being referred to herein as the "Offered Interest"), then before Landlord enters a binding agreement to sell the Offered Interest, Landlord shall first offer to Tenant the opportunity to purchase the Offered Interest by giving Tenant written notice of the terms and conditions on which Landlord would be willing to sell the Offered Interest ("Landlord's Offer").  Landlord's Offer shall include the following basic business terms upon which Landlord is willing to sell the Offered Interest: (i) the sales price, (ii) the amount and terms of any seller financing, (iii) the amount and terms of any assumable third party financing, (iv) the state of title to be transferred by Landlord, (v) the date for close of escrow, (vi) the allocation of closing costs, (vii) the legal description of the Offered Interest, and (viii) all other material business terms on which Landlord is willing to sell the Offered Interest. Tenant shall thereafter have the exclusive right to purchase the Offered Interest on the terms and conditions stated in Landlord's Offer, which right Tenant may exercise by giving Landlord written notice of Tenant’s exercise of such right within thirty (30) days following the date that Tenant receives Landlord’s Offer.  If Tenant exercises such right, thenTenant shall purchase and Landlord shall sell the Offered Interest on the terms and conditions described in Landlord’s Offer.

B. If Tenant does not, within such thirty (30) day period, exercise Tenant's right to purchase the Offered Interest on the terms and conditions of Landlord's Offer, then Landlord may sell the Offered Interest to any third party for a purchase price not less than ninety-five percent (95%) of the purchase price specified in Landlord's Offer and otherwise on the same terms and conditions of Landlord's Offer, so long as (i) Landlord enters a binding written agreement with such third party for the sale of the Offered Interest within one hundred eighty (180) days after Landlord's delivery to Tenant of Landlord's Offer, and (ii) Landlord conveys title to the Offered Interest to such third party pursuant to such agreement within ninety (90) days after such agreement for the sale of the Offered Interest is fully executed by Landlord and such third-party buyer.

C. If Landlord has not entered a binding written agreement for the sale of the
Offered Interest within one hundred eighty (180) days after Landlord's delivery to Tenant of Landlord's Offer, or if Landlord has not conveyed title to the Offered Interest to such third party buyer pursuant to such an agreement within ninety (90) days after such agreement for the sale of the Offered Interest is fully executed by Landlord and such third-party buyer, then, in either such event, any subsequent offer or election by Landlord to sell the Premises or any part thereof or any interest therein (including, without limitation, the Offered Interest) shall be deemed a new determination to so do and shall be subject once again to Tenant's first right, option and opportunity to purchase as described in this Paragraph 46.

4.           Memorandum.  The Lease is further amended by adding a new Paragraph 47 as follows:

47. MEMORANDUM:  Promptly upon the request of either party, Landlord and Tenant shall execute and deliver a Memorandum of Lease and Options to be recorded in the Official Records of Santa Clara County, California, setting forth Tenant’s rights under this Lease, including, without limitation, Tenant’s options to extend the term of this Lease and Tenant’s right of first offer to purchase the Premises.

5.         No Further Changes.  Except as expressly amended by this Fourth Amendment, the Lease shall remain in full force and effect.  All capitalized terms used, but not defined, in this Fourth Amendment shall have the meanings ascribed to such terms in the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Amendment to Lease to be effective as of the Effective Date.

LANDLORD:

SOBRATO DEVELOPMENT COMPANIES #871,
a California limited partnership
By:       ___________________________________

Name:  ___________________________________

Title:  Managing General Partner

TENANT:

SUPERTEX, INC.

a California corporation

By:     ____________________________________

Name:____________________________________

Title:  ____________________________________

FIFTH AMENDMENT TO LEASE

This fifth amendment to lease ("Fifth Amendment") is made this 23rd day of January, 2004 by and between Sobrato Development Companies #871, a California Limited Partnership, having an address at 10600 N. De Anza Blvd., Suite 200, Cupertino, California 95014 ("Landlord") and Supertex, Inc., a California Corporation (as successor in interest to Paradigm Technology and Orbit Semiconductor), having an address at 71 Vista Montana, San Jose, California, 95134 ("Tenant").

WITNESSETH

WHEREAS Landlord and Tenant entered into a lease dated December 7, 1988, lease amendments dated May 4, 1987, June 18, 1990, December 21, 1995 and February 1, 1999, and lease assignments dated November 15, 1996 and February 1, 1999 (collectively the "Lease") for the premises located at 71 Vista Montana in San Jose, California ("Premises"); and

WHEREAS effective January 23, 2004, Landlord and Tenant wish to modify the Lease to (i) extend the term of the Lease for seven years; (ii) specify the monthly rent for the period from May 1, 2004 through April 30, 2011; and (iii) eliminate Landlord's right to share in sublease or assignment profits related to space within the Premises currently being marketed by Tenant for sublease;

NOW, THEREFORE, in order to effect the intent of the parties as set forth above and for good and valuable consideration exchanged between the parties, the Lease is amended effective January 23, 2004 as follows:

1. The term of the Lease is hereby extended for seven (7) years from the current termination date of April 30, 2004, to April 30, 2011. Tenant has one remaining Option to extend the term of the Lease pursuant to Lease section 37.

2. Monthly rent for the period from May 1, 2004 through April 30, 2011 shall be payable according to the following schedule:

May 1, 2004 through April 30, 2005:	$61,798.00 per month
May 1, 2005 through April 30, 2006:	$64,888.00 per month
May 1, 2006 through April 30, 2007:	$67,978.00 per month
May 1, 2007 through April 30, 2008:	$71,068.00 per month
May 1, 2008 through April 30, 2009:	$74,158.00 per month
May 1, 2009 through April 30, 2010:	$77,248.00 per month
May 1, 2010 through April 30, 2011:	$80,337.00 per month

3. Lease section 29 is modified to eliminate Landlord's right to 50% of excess rent or other economic consideration realized by Tenant related to any sublease or assignment of the space within the Premises currently being marketed for sublease, as shown on Exhibit "A" attached.

4. All defined terms shall have the same meanings as in the Lease, except as otherwise stated in this Fifth Amendment.

5. Except as hereby amended, the Lease and all of the terms, covenants and conditions thereof shall remain unmodified and in full force and effect.  In the event of any conflict or inconsistency between the terms and provisions of this Fifth Amendment and the terms and provisions of the Lease, the terms and provisions of this Fifth Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have set their hands to this Fifth Amendment as of the day and date first above written.

Landlord	Tenant

Sobrato Development Companies #871,	Supertex, Inc.,

a California Limited Partnership	a California corporation

By:_____________________________	By:___________________________

Its: General Partner	Its:____________________________